SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3450 East Miraloma Avenue
Anaheim, California 92806
April 24, 2014
Dear Shareholders:
You are cordially invited to attend the 2014 annual meeting of shareholders of Pacific Sunwear of California, Inc. to be held on Thursday, June 5, 2014, at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401, beginning at 9:00 a.m. local time.
At this meeting, all shareholders are being asked to (i) elect two directors for three-year terms, (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015, (iii) vote on an advisory (non-binding) resolution regarding the compensation of our named executive officers, and (iv) approve an amendment to our Amended and Restated Employee Stock Purchase Plan (the “Plan”) to add shares to the Plan. Additionally, the holders of the Convertible Series B Preferred Stock of the Company are being asked to elect one director for a three-year term.

For the first time this year we are using the “Notice and Access” method of providing proxy materials to you via the Internet. We are convinced this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. On or about April 24, 2014, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2013 Annual Report and vote via the Internet. The Notice also will contain instructions on how to receive a paper copy of the proxy materials and our 2013 Annual Report if desired.
The members of the Board of Directors and management look forward to personally greeting as many shareholders as possible at the annual meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting.
Although you presently may plan to attend the annual meeting, we request that you submit your proxy or voting instructions as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. If you attend the annual meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,

Gary H. Schoenfeld
President, Chief Executive Officer and Director

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 East Miraloma Avenue
Anaheim, California 92806
_____________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 5, 2014
The 2014 annual meeting of shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401, on Friday, June 5, 2014, at 9:00 a.m. local time, for the following purposes:
(a) For all shareholders:
(1) To elect two members of the Board of Directors to serve as Class I directors, each for a three-year term. The Board’s nominees for election as Class I directors whose terms will expire at the 2017 annual meeting of shareholders are Gary H. Schoenfeld and Frances P. Philip;
(2) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015;
(3) To vote on an advisory (non-binding) resolution regarding the compensation of our named executive officers; and
(4) To approve an amendment to our Amended and Restated Employee Stock Purchase Plan to add shares to the Plan.
(b) For the holders of the Convertible Series B Preferred Stock of the Company: to elect one member of the Board of Directors to serve as a Class I director for a three-year term. The Board’s nominee for election as a Class I director whose term will expire at the 2017 Annual Meeting of Shareholders is Joshua Olshansky.
These items of business, including the Board’s nominees for directors, are more fully described in the Proxy Statement accompanying this Notice.
The Board of Directors has fixed the close of business on April 7, 2014, as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April 24, 2014, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the Proxy Materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Craig E. Gosselin
Senior Vice President, General Counsel and Human Resources, and Secretary
Anaheim, California
April 24, 2014

YOUR VOTE IS IMPORTANT
No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card or vote by any means as instructed in the Notice. If applicable, please date, sign and return your proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also submit your proxy electronically over the Internet or by telephone. In order to avoid the additional expense to the Company of further solicitation, we urge you to promptly mail in your proxy card or submit your proxy over the Internet or by telephone, or vote by any means as instructed in the Notice whether or not you expect to attend the annual meeting in person.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 East Miraloma Avenue
Anaheim, California 92806
_____________________
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 5, 2014
_____________________
PROXY STATEMENT
_____________________
The proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s 2014 annual meeting of shareholders to be held on Thursday, June 5, 2014, at 9:00 a.m. local time, at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy and the Notice of Internet Availability of Proxy Materials, as applicable, are being distributed and made available to shareholders on or about April 24, 2014. The Company intends to mail its Notice of Internet Availability of Proxy Materials and provide access to a website as referenced within its Notice of Internet Availability on or about April 24, 2014 to all shareholders entitled to vote at the annual meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 5, 2014. This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, are available on the Internet at www.pacsun.com.
QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why am I receiving these proxy materials?

A:
The Company has made these materials available to you in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2014 annual meeting of shareholders (the “Annual Meeting”), to be held on Thursday, June 5, 2014, at 9:00 a.m. local time, at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement whether or not you attend the Annual Meeting in person.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
The “Notice and Access” rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about April 24, 2014. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

Q: Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.

Q:	What is being voted on by all shareholders?

A:

(1)	A proposal to elect two directors to serve on the Board as Class I directors for a three-year term expiring at the 2017 annual meeting of shareholders (“Proposal 1”);

(2)	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015 (“fiscal 2014”) (“Proposal 2”);

(3)	An advisory (non-binding) resolution regarding the compensation of our named executive officers (“Proposal 3”); and

(4)	A proposal to approve an amendment to our Amended and Restated Employee Stock Purchase Plan to add shares to the Plan (“Proposal 4”).
We will also transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Q:	What is being voted on only by the holders of the Company’s Convertible Series B Preferred Stock (the “Series B Preferred”)?

A:
For the election of one director to serve on the Board as a Class I director for a three- year term expiring at the 2017 annual meeting of shareholders (Proposal 1 for the holders of the Series B Preferred).

Q:	Why are there three directors up for election this year?

A:
The Board of Directors is currently divided into three classes, designated Class I, Class II and Class III. Currently, the Class I directors are Gary H. Schoenfeld, Thomas M. Murnane, Joshua Olshansky and Frances P. Philip. At the Annual Meeting, the shareholders will be asked to elect three members of the Board to serve as Class I directors. As Class I directors, Gary H. Schoenfeld and Joshua Olshansky’s term as directors will end at the 2014 annual meeting of shareholders and they are up for re-election in the ordinary course pursuant to the Company’s Sixth Amended and Restated Bylaws. Frances P. Philip was appointed in October 2013 to fill the Class I Board seat created when the shareholders approved an increase in the size of the Board to a range of six to 10 at the 2013 annual meeting of shareholders and the Board subsequently set the number of directors at 10. Pursuant to our corporate governance standards, Ms. Philip must stand for election to the Board at the first shareholders’ meeting after her appointment. Mr. Murnane is not being renominated for re-election to the Board because of the 12-year term limit established in the Company’s corporate governance guidelines, which means that Mr. Murnane would otherwise need to resign as a director of the Company in 2015. Mr. Murnane has agreed to not be renominated for re-election.

Q:	How does the Board recommend I vote on these proposals?

A:
The Board recommends a vote FOR each of the Board’s nominees for director listed in this Proxy Statement (FOR the nominees named in Proposal 1), FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014 (FOR Proposal 2), FOR the advisory (non-binding) resolution regarding the compensation of our named executive officers (FOR Proposal 3), and FOR the amendment to our Amended and Restated Employee Stock Purchase Plan to add shares to the Plan (FOR Proposal 4).

Q:	Who is entitled to vote?

A:
The record date for the Annual Meeting is April 7, 2014. Holders of record of the Company’s common stock as of the close of business on that date are entitled to vote at the Annual Meeting. Additionally, the holder of the Series B Preferred is entitled to vote the shares of common stock underlying the Series B Preferred on an as-converted basis, and to vote as a class with respect to the election of one director to the Board. See “How many shares can vote” below.

Q:	How can I vote my shares?

A:
If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card, or you can attend, and vote in person at, the Annual Meeting.

If, like most shareholders, your shares are held through a broker, bank or other nominee (that is, in “street name”) rather than directly in your name, the Notice or proxy materials, as applicable, are being forwarded to you by your broker, bank or other nominee, together with a voting instruction card, if applicable. As a beneficial owner, you have the right to also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the instructions that the broker or nominee provides to you. If applicable, you should follow the instructions included on the voting instruction card you receive in order to instruct the broker, bank or other nominee how to vote the shares. Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later are unable to attend the Annual Meeting.

Q:	What do I need for admission to the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a shareholder of record as of the close of business on April 7, 2014, or you were a beneficial owner as of the close of business on April 7, 2014, and you hold a valid legal proxy for the Annual Meeting. If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the Annual Meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Company common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your valid legal proxy and photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive a Notice, proxy card or voting instruction card, as applicable, for each account. To ensure that all of your shares are voted, please follow the voting procedures included with each Notice, proxy card or voting instruction card you receive.

Q:	Can I revoke my proxy?

A:
Yes. Any shareholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal office, by submitting a valid proxy bearing a later date using one of the alternatives described above under “How can I vote my shares,” or by attending the Annual Meeting and voting in person. However, your mere presence at the Annual Meeting, without voting in person, will not, by itself, revoke your proxy. For shares held in street name, you may revoke a proxy by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a valid legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, by attending the meeting and voting in person.

Q:	How many shares can vote?

A:
As of the close of business on the record date of April 7, 2014, there were 69,824,383 shares of common stock of the Company entitled to be voted at the Annual Meeting, and there were 1,000 shares of Series B Preferred issued and outstanding. There are no other classes of voting securities outstanding. Each share of common stock entitles its holder to one vote on each matter to be voted upon. Each share of Series B Preferred is entitled to 13,473.53 votes on each matter to be voted upon by the holders of common stock of the Company and one vote on each matter to be voted on by only the holders of the Series B Preferred.

Q:	How is a quorum determined?

A:
A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of a majority of the sum of (i) the shares of the Company’s common stock entitled to be voted, and (ii) the shares of common stock underlying the Series B Preferred will constitute a quorum. As of the close of business on the record date, there were 69,824,383 shares of common stock of the Company outstanding and entitled to vote and 13,473,537 shares of common stock underlying the Series B Preferred. Therefore, in order for a quorum to exist, 41,648,961 shares must be represented by shareholders present at the Annual Meeting or by proxy. The election inspector will treat abstentions and shares referred to as “broker non-votes” (that is, shares held by brokers as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What vote is required to approve each proposal?

A:
The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. Under this vote standard, in a non-contested election, all director nominees will be elected if each nominee receives the affirmative vote of a majority of the shares represented and voting at the Annual Meeting, provided that the shares voting affirmatively also constitute a majority of the required quorum. The majority vote standard is discussed further under the Section entitled “Proposal 1 Election of Directors.”

The proposals to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2), to vote on an advisory (non-binding) resolution regarding the compensation of our named executive officers (Proposal 3), and to approve an amendment to our Amended and Restated Employee Stock Purchase Plan to add shares to the Plan (Proposal 4) require that holders of a majority of the shares represented and voting at the Annual Meeting, either in person or by proxy must vote in favor of the proposals.

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:
The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of each of the proposals at the Annual Meeting (other than with respect to the election of directors), abstentions will have no effect on the outcome of the vote. In the election of directors, abstentions and broker non-votes will have no effect on whether a nominee receives the affirmative vote of a majority of the shares represented and voting at the meeting. However, because the election of directors also requires the affirmative vote of a majority of the shares required to constitute a quorum, abstentions and broker non-votes with respect to this proposal could prevent the election of a director because they do not count as affirmative votes.

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not submit any voting instructions to your broker, the broker is entitled to vote your shares on “routine” items, such as the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm in Proposal 2. However, the vote on the election of directors (Proposal 1), the vote on an advisory (non-binding) resolution regarding the compensation of our named executive officers (Proposal 3), and the vote to approve an amendment to our Amended and Restated Employee Stock Purchase Plan to add shares to the Plan (Proposal 4) are considered “non-routine” items and brokers will not be permitted to vote shares held by a beneficial owner with respect to such Proposals. Accordingly, if your shares are held in a brokerage account and you do not submit voting instructions to your broker, your shares may constitute broker non-votes with respect to Proposals 1, 3 and 4. In that event, your shares will be treated as not present and not voting with respect to Proposals 1, 3 and 4, although they will count for purposes of determining whether a quorum exists.
We urge you to submit instructions to your broker so that your votes will be counted on all matters at the meeting. You should vote your shares by following the instructions provided in the Notice or on the voting instruction card, as applicable, and returning your voting instruction card, if applicable, to your broker to ensure that your shares are voted on your behalf.

Q:	How will shares be voted if a shareholder does not provide specific voting instructions?

A:
If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wants to vote, the election inspector will count that proxy as a vote FOR each of the Board’s nominees for director listed in this Proxy Statement (FOR the nominees named in Proposal 1), FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014 (FOR Proposal 2), FOR the vote on an advisory (non-binding) resolution regarding the compensation of our named executive officers (FOR Proposal 3), and FOR the amendment to our Amended and Restated Employee Stock Purchase Plan to add shares to the Plan (Proposal 4).

Q:	How will voting on any other business be conducted?

A:
Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, a shareholder’s validly submitted proxy gives discretionary authority to the “proxies” named in the enclosed proxy card, Craig E. Gosselin and Michael W. Kaplan, to vote on those matters according to their best judgment.

Q:	Who will bear the costs of this solicitation?

A:
The expense of soliciting proxies will be borne by the Company. The Company will solicit proxies principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone without any additional compensation. The Company has also retained D.F. King & Co., Inc. (“D.F. King”) as its proxy solicitor for the Annual Meeting to aid in the solicitation of proxies by mail, telephone, facsimile, email and personal solicitation. The Company will pay D.F. King a fee of $7,500 for its services, plus reasonable expenses. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting?

A:
Yes. Shareholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2015 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the SEC. To be eligible for inclusion, shareholder proposals must be received no later than December 26, 2014, and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be sent to Craig E. Gosselin, the Company’s Secretary, at 3450 East Miraloma Avenue, Anaheim, California 92806.

In addition, if you intend to nominate persons for election to the Board of Directors at our 2015 annual meeting or if you wish to present a proposal at our 2015 annual meeting but you do not intend to have it included in our 2015 proxy statement, you must deliver written notice of your nomination or proposal to Craig E. Gosselin, the Company’s Secretary, at the above address no earlier than February 5, 2015, and no later than March 7, 2015 (provided, however, that if the 2015 annual meeting of shareholders is held earlier than May 6, 2015 or later than August 14, 2015, your written notice must be received no earlier than the close of business on the 120th day prior to the date of the 2015 annual meeting of shareholders and no later than the close of business on the later of the 90th day prior to the date of the 2015 annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the 2015 annual meeting of shareholders is first made). Your written notice must contain the specific information set forth in Section 11 of the Company’s Bylaws. Director nominations or proposals that are not submitted within the deadlines specified above and do not satisfy the other requirements specified in the Company’s Bylaws will not be acted upon at the 2015 annual meeting.

Q:	How do I obtain a separate set of proxy materials if I share an address with other shareholders?

A:
As permitted by applicable law, only one copy of the proxy materials, which include this Proxy Statement and the 2013 Annual Report, or the Notice, as applicable, is being delivered to shareholders with the same last name residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy materials or the Notice. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy materials or the Notice, as applicable, to any shareholder residing at an address to which only one copy was mailed. If you are a shareholder at a shared address to which we delivered a single copy of the proxy materials or the Notice and you desire to receive a separate copy of this Proxy Statement and/or the 2013 Annual Report or the Notice, or if you desire to receive a separate Proxy Statement and/or annual report or Notice in the future, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials or Notice and you desire to receive one copy in the future, please submit your request by mail to: Investor Relations, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806, or by telephone at (714) 414-4000.

If you hold your shares in street name, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this Proxy Statement and/or the 2013 Annual Report or the Notice. You may contact your broker, bank or other nominee directly if you wish to receive multiple copies of proxy materials or the Notice in the future if you reside at the same address as another shareholder and only one copy was delivered to you.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Sixth Amended and Restated Bylaws currently provide that the authorized number of directors of the Company shall not be less than six or more than 10 until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the Company’s shareholders. The exact number of directors shall be fixed by amendment of the Sixth Amended and Restated Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is 10.
The Company’s Sixth Amended and Restated Bylaws provide that, in the event the number of directors is fixed at nine or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Currently, the Class I directors are Gary H. Schoenfeld, Thomas M. Murnane, Joshua Olshansky and Frances P. Philip; the Class II directors are Brett Brewer, Peter Starrett and David F. Filler; and the Class III directors are George R. Mrkonic, Michael Goldstein and T. Neale Attenborough.
At the Annual Meeting, all shareholders will be asked to elect two members of the Board to serve as Class I directors. Proxies with respect to the election of directors may be submitted with respect to no more than three Class I director nominees. With respect to the vote by all shareholders, Gary H. Schoenfeld and Frances P. Philip, each of whom is currently serving as a director of the Company, are the Board’s nominees as Class I directors. Mr. Murnane is also a Class I director but, pursuant to the 12-year term limit established in the Company’s corporate governance guidelines, Mr. Murnane is not being renominated because he would otherwise need to resign in 2015. Mr. Murnane has agreed to not be renominated for re-election. As a result, there will be one vacancy on the Board after the Annual Meeting. The Board expects to fill such vacancy with a qualified candidate as soon as possible.
The holders of the Series B Preferred will be entitled to vote as a class to elect one director to the Board, which director will be appointed to the Board without the vote of the holders of the Company’s common stock. Proxies with respect to the election of directors may be submitted by the holders of the Series B Preferred with respect to no more than one Class I director nominee. With respect to the vote by the holders of the Series B Preferred, Joshua Olshansky is the Board’s nominee for election as a Class I director.
The accompanying proxies solicited by the Board of Directors will be voted FOR the election of the nominees named below, unless the proxy is marked to vote against such a candidate or to abstain.
The Company’s nominees for election as directors by all shareholders are:

Class	Nominee	Term

I	Gary H. Schoenfeld	Three-year term expiring at the 2017 annual meeting of shareholders
I	Frances P. Philip	Three-year term expiring at the 2017 annual meeting of shareholders
The Company’s nominee for election as a director by the holders of the Series B Preferred is:

Class	Nominee	Term

I	Joshua Olshansky	Three-year term expiring at the 2017 annual meeting of shareholders
Each of the above nominees has agreed to serve as a director if elected and has consented to be named in this Proxy Statement. If any of the nominees should become unavailable for election to the Board of Directors, the persons named as proxy holders in the proxy or their substitutes may vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

Vote Required for Election of Directors
For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the directors to be elected by that shareholder’s class of securities. The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. This means that in an election where the Board of Directors determines, at the expiration of the time fixed under the applicable provisions of the Company’s Bylaws requiring advance notification of director nominations, that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors if the nominee receives the affirmative vote of a majority of the applicable class of shares represented and voting at the meeting, provided that the shares voting affirmatively also constitute a majority of the required quorum. The holders of the Series B Preferred are entitled to vote as a class to elect two directors to the Board. One director elected by the holders of the Series B Preferred is a Class I director and the other is a Class III director. Each was elected at the 2012 Annual Meeting, and Mr. Olshansky, the Class I director, is up for election at the Annual Meeting. Mr. Attenborough, the Class III director, will be up for election at the 2015 annual meeting.
The majority voting standard does not apply, however, if the Board of Directors determines that the number of candidates for election exceeds the number of directors to be elected by the shareholders at that election. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting, up to the number of directors to be elected by those shares, would be elected as directors. Because the Board has determined that the number of nominees for election at the Annual Meeting will not exceed the number of directors to be elected at the meeting, the election of directors at the Annual Meeting is not contested. As a result, each of the nominees will be elected at the Annual Meeting if each nominee receives the affirmative vote of a majority of the applicable class of shares represented and voting at the Meeting, provided that the shares voting affirmatively also satisfy the required quorum. In the election of directors, abstentions and broker non-votes will have no effect on whether a nominee receives the affirmative vote of a majority of the shares represented and voting at the meeting. However, because approval of this proposal also requires the affirmative vote of a majority of the shares required to constitute a quorum, abstentions and broker non-votes with respect to this proposal could prevent the election of a director because they do not count as affirmative votes.
If any of the nominees fails to receive the vote required to be elected, then, unless such nominee has earlier resigned, the term of such nominee shall end on the date that is the earlier of ninety (90) days after the date on which the voting results are determined or the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures for filling vacancies on the Board of Directors as set forth in the Bylaws.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXIES VALIDLY RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE IN THE PROXY.
Nominees and Continuing Directors
In selecting director nominees, the Nominating and Governance Committee considers the fit of each director’s qualifications and skills with those of our other directors, in order to recommend a board of directors that, as a whole, is effective, collegial and responsive to our shareholders. The following table provides information regarding each of the Board’s nominees for election to the Board as well as all other continuing members of the Board. The individual experience, qualifications, attributes and skills of each of our directors that led to the Board’s conclusion that each director should serve as a member of the Board are also described in the following paragraphs. The ages shown are as of April 7, 2014.

The Board has affirmatively determined that each of Messrs. Brewer, Goldstein, Starrett, Mrkonic, Olshansky, Attenborough, and Filler and Ms. Philip is an independent director as defined in the rules of The Nasdaq Stock Market (“NASDAQ”). Mr. Schoenfeld does not qualify as an independent director because he occupies the position of President and Chief Executive Officer of the Company.

Name (Age)	Business Experience and Directorships	Director Since

Brett Brewer (41) **
Mr. Brewer is an Internet entrepreneur who has built, operated and sold Internet media companies. In 1998, Mr. Brewer co-founded Intermix Media, which launched several online businesses including Myspace.com, Skilljam.com and Alena.com. He took Myspace public in 1999 and the company was sold to NewsCorp in October 2005. Mr. Brewer is Chairman and a Director of Adknowledge.com, a behavioral-based advertising technology company. In addition, Mr. Brewer is on the Board of After School All-Stars, a non-profit organization that provides after school programs for kids. From 2007 to 2009, he served on the Board of Transworld Entertainment, a specialty music and video retailer with a national mall-based store portfolio. From 2004 to 2009, Mr. Brewer was a Board member of Bizworld, a non-profit organization that teaches children about business, entrepreneurship and money management through project-based learning. The Board believes Mr. Brewer is qualified to serve as a director of the Company due to his significant experience in the internet industry and his ability to assist the Company in its development of its e-commerce business.
2008

Michael Goldstein (72) ***
Mr. Goldstein was employed by Ernst & Young (and its predecessor firms) from 1963 to 1979, including six years as an audit partner. Mr. Goldstein served as Chairman of Toys “R” Us, Inc. from 1998 to 2001, Chief Executive Officer from 1999 to 2000, Vice Chairman and Chief Executive Officer from 1994 to 1998 and Chief Financial Officer from 1983 to 1994. Mr. Goldstein is a director of various private companies and not-for-profit charitable organizations. Mr. Goldstein served on the Boards of the following public companies within the last five years: Charming Shoppes, Inc. from 2008 to 2012; 4 Kids Entertainment, Inc. from 2002 to 2012; Martha Stewart Living Omnimedia, Inc. from 2004 to 2010; and Medco Health Solutions, Inc. from 2005 to 2012. The Board believes Mr. Goldstein is qualified to serve as a director of the Company due to his experience and governance leadership roles on the Boards of various other public companies, as well as his extensive background in finance, both as an audit partner and as a finance executive and chief executive officer of a large public corporation.
2004

Gary H. Schoenfeld (51) *
Mr. Schoenfeld was appointed President and Chief Executive Officer of the Company in June 2009. Prior to joining us, he was President of Aritzia Inc., a Canadian fashion retailer, and Chief Executive Officer of Aritzia USA from August 2008 to February 2009, and was a director of Aritzia Inc. from May 2006 to June 2009. From 2006 until 2008 he was Vice Chairman and President and then Co-CEO of Global Brands Group, a brand management and licensing company based in London and Singapore which is the world-wide master licensee for The FIFA World CupTM. From September 1995 to July 2004, Mr. Schoenfeld was an executive officer of Vans, Inc., a publicly traded designer, distributor and retailer of footwear. He joined Vans as Chief Operating Officer, then became President and a member of the Board of Directors in 1996 and Chief Executive Officer in 1997. He is a former director of CamelBak Products, Inc., 24 Hour Fitness, Inc. and Global Brands Group. Also, he is a member of the Board of Trustees for University Synagogue. The Board believes Mr. Schoenfeld is qualified to serve as a director of the Company due to his leadership position as the current President and Chief Executive Officer of the Company, his extensive background in the action sports industry, as well as his significant experience as a chief executive and director of various other public and private companies.
2010

Name (Age)	Business Experience and Directorships	Director Since
Peter Starrett (66) ****
Mr. Starrett is presently the President of Peter Starrett Associates, a retail advisory firm he founded in 1998. He is also affiliated with Freeman Spogli, a private equity firm that has a focus on the retail industry, and has advised them on potential acquisitions since 1998. From 1990 to 1998, Mr. Starrett was the President and Founder of Warner Bros. Studio Stores, where he had responsibility for the global operations of 180 stores in the U.S., Europe, and Asia. Previously, he was Chairman and Chief Executive Officer of The Children’s Place, a leading specialty retailer. Earlier in his career, he served in senior merchandising positions with both Federated and May Department Stores. Mr. Starrett has served on the Board of HH Gregg, Inc., a publicly-traded retailer of electronics and appliances, since 2005 and serves on the Compensation Committee and is Chairman of the Real Estate Committee. Mr. Starrett has served on the Boards of many other public and private retail companies. In addition, he has served on the Board of Goodwill Industries of Southern California, a non-profit organization, since 2003, and is Chair of the Nominating and Governance Committee. The Board believes Mr. Starrett is qualified to serve as a director of the Company due to his extensive experience as an officer and director of a broad range of public and private companies in the retail industry and his significant background in leadership and strategic decision-making.
2003

George R. Mrkonic (61) ***
Mr. Mrkonic has been the Non-Executive Chairman of Paperchase Products Limited, a retailer of cards, stationary, wraps and gifts in the U.K, Europe and the Middle East since 2005, and has been a director of that Company since 1999. He is the retired President and Vice Chairman of Borders Group, Inc., having served as Director from 1994 to 2004, Vice Chairman from 1994 to 2002 and President from 1994 to 1997. Previously, he was Executive Vice President of the Kmart Specialty Retail Group (1990 to 1994) with responsibility for multiple divisions totaling over $13 billion in sales. Prior to that Mr. Mrkonic was President of Eyelab, a chain of optical superstores (1987 to 1989) and before that he was President of Herman’s Sporting Goods (1981 to 1987), a retailer of sporting goods apparel and equipment. Mr. Mrkonic is presently a Director of AutoZone (the nation’s leading retailer of automotive parts and accessories), Brinker International (a portfolio of casual dining restaurant concepts), and Syntel (a computer software and development company with significant offshore capabilities). From 2001 to 2009, he also served on the Board of Nashua Corporation (a manufacturer of specialty imaging products and services to industrial and commercial customers) which was sold in 2009. Mr. Mrkonic also served on the Board of Guitar Center, Inc. (the nation’s leading retailer of guitars and related product) from 2002 until its sale in 2007. The Board believes Mr. Mrkonic is qualified to serve as a director of the Company due to his significant expertise and more than 30 years experience in the retail industry, his experience as a senior executive and director of a number of large public companies, and his understanding of complex strategic and financial issues.
2007

Joshua Olshansky (43)*#
Mr. Olshansky was originally appointed to the Board on December 7, 2011, pursuant to the Stock Purchase and Investor Rights Agreement with PS Holdings of Delaware, LLC-Series A described on page 46 of this Proxy Statement. Mr. Olshansky is a Managing Director of Golden Gate Private Equity, Inc. (“Golden Gate Capital”), which he joined in 2002 and where he focuses on the retail, restaurant, and consumer products sectors. Prior to joining Golden Gate, Mr. Olshansky held positions at Bain Capital, Bain & Company, Ventro Corporation, and Rightorder Inc. Mr. Olshansky serves on the Boards of Directors of California Pizza Kitchen, Eddie Bauer, Zale Corporation, J.Jill, On the Border Mexican Grill & Cantina, Payless and Zale Corporation. He has an M.B.A. from Harvard Business School and a B.A. from The University of Pennsylvania. The Board believes Mr. Olshansky is qualified to serve as a director of the Company because he possesses particular knowledge and experience in finance and capital structure; strategic planning and leadership of complex organizations; consumer brand strategy and marketing; and board practices of other major companies, including retail companies.
2011

Name (Age)	Business Experience and Directorships	Director Since
T. Neale Attenborough (54) ***
Mr. Attenborough was originally appointed to the Board on December 7, 2011, pursuant to the same Stock Purchase and Investor Rights Agreement as Mr. Olshansky. Mr. Attenborough is an Operating Partner of Golden Gate Capital, which he joined in 2011 and where he focuses on retail and consumer product sectors. Prior to joining Golden Gate, Mr. Attenborough was the Chairman and Chief Executive Officer of Orchard Brands. In January 2011, the parent company and subsidiaries of Orchard Brands filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Attenborough serves on the Boards of Directors of Apogee Retail, Coldwater Creek, Eddie Bauer, Lexicon, Next Models, On the Border Mexican Grill and Cantina, Payless, Questech Metals, White Flower Farms and Zale Corporation, and served on the Board of J.Jill from 2009 to 2012. He has an M.B.A from Harvard Business School and a B.A from the University of Michigan. The Board believes that Mr. Attenborough is qualified to serve as a director of the Company due to his extensive knowledge and expertise in strategic planning and consumer brand strategy and marketing and the board practices of other major companies, including retail companies.
2011

David F. Filler (47) **
Mr. Filler is a partner of the law firm Filler Rodriguez, LLP. Mr. Filler has practiced general corporate and securities law, real estate and entertainment law for over 20 years. He is a member of the Texas, Florida and New York bars. He also is a partner of Suntex Ventures LLC, a private equity fund which currently owns and operates 16 marinas throughout the U.S. and Caribbean. He has a B.A. from the University of Texas and a J.D. from the University of Texas Law School where he was an editor of the Law Review. The Board believes that Mr. Filler is qualified to serve as a director of the Company due to his extensive experience in counseling a diverse clientele of companies.
2013

Frances P. Philip (55) *
From 1994 to 2011, Ms. Philip held positions of increasing responsibility at L.L. Bean, including Chief Merchandising Officer from 2002 to 2011. Prior to working at L.L. Bean, Ms. Philip was one of three principals who launched the innovative fresh flower catalog, Calyx & Corolla, and she served in a variety of roles with other specialty retailers, including The Nature Company, Williams-Sonoma, and The Gap. Ms. Philip is a graduate of Harvard Business School and also serves on the Boards of Directors of Vera Bradley, a publicly traded leading designer, producer and multi-channel retailer of stylish accessories for women; Crane & Co., Inc., a privately-held manufacturer of US currency paper and fine cotton papers used for business and personalized stationery; and the Coastal Humane Society. The Board believes Ms. Philip is qualified to serve as a director of the Company because of her extensive experience in product design and development, multi-channel merchandising and the retail and consumer products industry.
2013

___

*	Nominee for election as a Class I director.

**	Current Class II director serving until the 2016 annual meeting of shareholders and until his successor shall have been elected and qualified.

***	Current Class III director serving until the 2015 annual meeting of shareholders and until his successor shall have been duly elected and qualified.
****Current Class II director serving until the 2015 annual meeting of shareholders and until his successor shall have been duly elected and qualified, pursuant to our corporate governance guidelines which establishes a 12-year term limit.

#	Nominee to be voted on only by the holders of the Series B Preferred.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Leadership Structure of the Board
Pursuant to the Corporate Governance Guidelines of the Board, the offices of Chairman of the Board and Chief Executive Officer are separate offices. The Board believes this separate leadership structure is the most appropriate for the Company at this time because it allows our Chairman to focus on the effectiveness and independence of the Board while our Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s operations and performance.
Our Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company, through its internal auditor, has established an enterprise risk framework for identifying, aggregating, quantifying and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping and control evaluation management by our internal auditor. The review of risk management is a dedicated periodic agenda item for the Audit Committee, whose responsibilities include periodically reviewing management’s financial risk assessment and risk management policies, the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.
Our other Board committees also consider and address risk as they perform their committee responsibilities. For example, the Compensation Committee discusses and reviews compensation arrangements for the Company’s executive officers to avoid incentives that would promote excessive risk-taking that reasonably would have a material adverse effect on the Company (see “Compensation-Related Risk Assessment”), and the Nominating and Governance Committee oversees risks associated with operations of the Board and its governance structure. Further, at each Nominating and Governance Committee meeting the Company’s General Counsel reports on litigation, regulatory, public policy and other legal risks that may affect the Company. The full Board monitors risks through regular reports from each of the Committee chairs and members of management, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above is an effective approach for evaluating and addressing the risks facing the Company and that our Board leadership structure supports this approach because it allows our independent directors, through the independent Board committees and Chairman, to exercise effective oversight of the actions of management.
Director Compensation
Members of the Board who are not employed by the Company (our non-employee directors) are not paid any compensation or additional remuneration other than for their services to the Board. Members of the Board who are employed by the Company are not paid any compensation or additional remuneration for their services to the Board. Additionally, Messrs. Olshansky and Attenborough do not receive compensation for their services to the Board because they are employed by Golden Gate Capital, whose affiliate receives an annual management fee of $250,000 from the Company. Mr. Constantinou, who served as a director during a portion of fiscal 2013, but declined to stand for re-election at the 2013 annual meeting of shareholders, also received no compensation for his services to the Board. The following table presents information regarding the compensation of the Company’s non-employee directors for their services as a director during the Company’s fiscal year ended February 1, 2014 (“fiscal 2013”).

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael Goldstein	77,500	85,000	162,500
Thomas M. Murnane	62,500	85,000	147,500
Peter Starrett	138,750	85,000	223,750
George R. Mrkonic	75,000	85,000	160,000
Brett Brewer	61,250	85,000	146,250
Joshua Olshansky	(3)	(3)	(3)
T. Neale Attenborough	(3)	(3)	(3)
Panayotis Constantinou	(3)	(3)	(3)
David F. Filler	32,000	-	32,000
Frances P. Philip	(4)	(4)	(4)
 ___

(1)
The amounts reported in this column reflect: (1) a cash payment component; and (ii) a share-based payment component equal to the fair value on the grant date of the stock awards granted to our non-employee directors during fiscal 2013 as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards contained in Note 8, Shareholders Equity — Stock Compensation to the Consolidated Financial Statements included as part of the Company’s Form 10-K for fiscal 2013. We granted each of our non-employee directors an award of 24,496 restricted stock units (“RSUs”) during fiscal 2013. Each of these RSU grants had an aggregate grant-date fair value of $85,000 and will vest on the first anniversary of the grant date (or if earlier, the date of the regularly scheduled annual meeting of shareholders that occurs in the year in which such vesting date would otherwise fall).

(2)
The following table presents the number of outstanding (vested and unvested) RSUs and unexercised stock options (including stock appreciation rights) held by each of our non-employee directors as of February 1, 2014.

Non-Employee Director	Number of Shares Subject to Outstanding Options at February 1, 2014	Number of Shares Subject to Outstanding RSUs at February 1, 2014
Michael Goldstein	36,000	122,806
Thomas M. Murnane	36,000	122,806
George R. Mrkonic	18,000	122,806
Peter Starrett	36,000	122,806
Brett Brewer	9,000	122,806
Joshua Olshansky	(3)	(3)
T. Neale Attenborough	(3)	(3)
Panayotis Constantinou	(3)	(3)
David F. Filler	-	-
Frances P. Philip	(4)	(4)
Compensation paid to our non-employee directors for their service on our Board during fiscal 2013 generally consisted of an annual retainer, fees for attending meetings, and an annual equity award. Providing a combination of equity and cash incentivizes our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year. All non-employee directors are also reimbursed for out-of-pocket expenses they incur in attending meetings of the Board.

(3) Messrs Olshansky, Attenborough and Constantinou did not receive compensation for their service on the Board.
(4) Ms. Philip joined the Board in October 2013 and was unable to attend the last Board meeting of fiscal 2013, which was held in November 2013.
Annual Retainer and Meeting Fees.    The following table sets forth the schedule of meeting fees and annual retainers for non-employee directors currently in effect:

Type of Fee	($)
Annual retainer to Chairman, disbursed in five equal payments corresponding to each regularly scheduled Board meeting	100,000
Annual Board retainer other than to Chairman, disbursed in five equal payments corresponding to each regularly scheduled Board meeting	30,000
Additional annual retainer to audit committee chairman, disbursed in same manner as Board member annual retainer	10,000
Additional annual retainer to committee chairman other than audit committee chairman, disbursed in same manner as Board member annual retainer	5,000
Fee for each Board meeting attended in person	3,000
Fee for each Board meeting attended telephonically and for each committee meeting attended in person or telephonically	1,250

Annual Equity Awards.    Each non-employee director continuing in service after the annual meeting of shareholders, except Messrs. Olshansky and Attenborough, receives an automatic annual award of equity to be delivered solely in the form of RSUs, or in a combination of RSUs and cash under the circumstances described below. Each RSU is granted under the Company’s 2005 Performance Incentive Plan and represents the right to receive one share of Company common stock following the date the director ceases to be a member of the Board. The Board believes that delaying delivery of the common stock until after the director ceases to be a member of the Board more closely aligns the director’s interest with the long-term interests of the Company’s shareholders. The number of RSUs subject to a continuing non-employee director’s annual award will be determined by dividing the sum of $85,000 (which the Board reduced from $100,000 in March 2012) by the closing price of a share of the Company’s common stock on the date of grant of the award, which is expected to be on or about the date of the annual meeting of shareholders. In no event, however, will any non-employee director’s RSU award cover more than 25,000 units in any single fiscal year. To the extent that the number of units subject to a director’s annual RSU award would otherwise exceed 25,000 units under the above formula, the Company will supplement the RSU award with a cash payment to the director in the amount necessary to achieve the $85,000 value target. Consistent with the timing for payment of the RSUs, payment of any supplemental cash award will be deferred until after the date the director ceases to be a member of the Board. The RSUs and, if applicable, the right to receive any supplemental cash award, will vest on the first anniversary of the grant date (or if earlier, the date of the regularly scheduled annual meeting of shareholders that occurs in the year in which such vesting date would otherwise fall).
The RSUs and, if applicable, the right to receive any supplemental cash award, vest on an accelerated basis in connection with a change in control of the Company, unless otherwise provided by the Board in circumstances where the Board has made a provision for the assumption or other continuation of the awards. In addition, if a non-employee director’s service terminates by reason of the director’s death, disability or voluntary retirement, any unvested RSUs (and any supplemental cash awards) will then vest on a pro rata basis, proportionate to the part of the year during which the non-employee director served, with the remainder of the RSUs (and any supplemental cash awards) to be forfeited unless otherwise determined by the Board.
Each non-employee director’s RSUs are subject to the terms of the 2005 Performance Incentive Plan. The Board administers the plan as to non-employee director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.
Director Stock Ownership Guidelines
To better align the interests of directors with the interests of the Company’s shareholders, the Board has established ownership guidelines (which were revised and re-adopted in June 2012) under which each non-employee director, except Messrs. Olshansky and Attenborough, is to own shares of common stock in the Company with a value equal to at least five times the annual cash retainer paid to the director for his or her services on the Board that is, at present, $500,000 in the case of Chairman and $150,000 in the case of all other non-employee directors. These shares are in addition to shares issuable upon the deferred payout of vested RSU awards following the termination of Board service. For purposes of these guidelines, the value of the shares is determined based on the amount invested by the director at the time of each purchase or, if greater, the then-current market value of such shares. Each non-employee director is credited with any shares acquired by such director upon the exercise of SARs, options or other equity awards, and shares issuable upon the deferred payment of vested RSUs following the termination of board service. This ownership goal has been attained by all current non-employee directors, except Mr. Filler and Ms. Philip who each joined the Board in fiscal 2013. Any future new directors must attain this ownership goal within five years of appointment or election to the Board. The Board may modify these guidelines at any time.

Committees of the Board
The Board has standing Audit, Compensation, and Nominating and Governance Committees. All members of each of the Board committees satisfy the independence requirements of rules of the NASDAQ and applicable law (including, in the case of members of the Audit Committee, Rule 10A-3 promulgated under the Securities Exchange Act of 1934). The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are as follows:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Gary H. Schoenfeld, President and CEO
Brett Brewer	X
Michael Goldstein	XX
George R. Mrkonic		XX	X
Thomas M. Murnane	X
Peter Starrett, Chairman		X	XX
Joshua Olshansky
T. Neale Attenborough
David F. Filler	X
Frances P. Philip		X	X

___
X = Member
XX = Chair
Audit Committee.    The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting practices and processes of the Company and the audits of the financial statements of the Company, appoint and oversee the Company’s independent registered public accounting firm, review the scope of, and pre-approve, all audit and permissible non-audit services, and oversee the internal audit function and review management’s assessment of the adequacy and effectiveness of internal controls. The Audit Committee also reviews our risk management issues, including the guidelines and policies governing the process by which the Company assesses and manages its exposure to operational and financial risk, and the steps taken by management to monitor and control such exposures. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee Charter, which was most recently reviewed and revised by the Audit Committee in February 2014, sets forth the authority and responsibilities of the Audit Committee and is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Audit Committee” under the “Corporate Governance” heading. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the independence requirements of NASDAQ. At all times during fiscal 2013, the Audit Committee consisted of at least three board members, each of whom the Board affirmatively determined met those independence requirements. The Audit Committee is currently comprised of Messrs. Brewer, Goldstein, Murnane and Filler. The Board has also determined that Mr. Goldstein, the Chair of the Audit Committee, has accounting and related financial management expertise within the meaning of NASDAQ listing standards and that he qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Audit Committee met eleven times during fiscal 2013.
Compensation Committee.    The primary responsibility of the Compensation Committee is to establish and govern the compensation and benefit practices of the Company, which includes developing general compensation policies, reviewing and approving compensation of the executive officers of the Company, and overseeing all of the Company’s employee benefit plans, including the Company’s 1999 Stock Award Plan and 2005 Performance Incentive Plan (together, the “Stock Award Plans”), the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) and the Pacific Sunwear of California, Inc. Executive Severance Plan (the “Executive Severance Plan”). The Compensation Committee Charter, which was most recently reviewed and revised by the Compensation Committee in February 2014, is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Compensation Committee” under the “Corporate Governance” heading. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two board members who satisfy the independence requirements of NASDAQ and applicable law. At all times during fiscal 2013, the Compensation Committee consisted of either two or three board members, each of whom the Board affirmatively determined met those independence requirements. The Compensation Committee is currently comprised of Messrs. Mrkonic and Starrett and Ms. Philip. The Compensation Committee met six times during fiscal 2013.

Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•	review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies;

•
review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation, all outside the presence of the Chief Executive Officer;

•
consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate;

•	make recommendations to the Board with respect to the Company’s incentive and equity-based compensation plans, and administer any such plans for which no other administrator is named;

•	review the Company’s other compensation and benefit plans in light of the Company’s plans, objectives, needs and competitive position;

•	make recommendations to the Board with respect to compensation of directors and committee members;

•
review the Company’s annual compensation discussion and analysis disclosure for inclusion in the Company’s proxy statement or annual report, and issue a report (which will also be included in the proxy statement or annual report) as to whether the Compensation Committee recommends to the Board that such compensation discussion and analysis be included in the proxy statement or annual report;

•	review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval;

•	annually review the Compensation Committee’s own performance;

•	make recommendations and report to the Board and other Board committees with respect to compensation policies of the Company or any of the foregoing matters; and

•	assess and evaluate any risks arising from the Company’s compensation policies and practices.
The Compensation Committee retains the power to appoint subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Compensation Committee or the Board. Except as described below, our executive officers, including the “Named Executive Officers” (as defined under the heading “Executive Compensation and Related Matters — Compensation Discussion and Analysis” below), do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term incentive compensation levels for less senior officers, including the other Named Executive Officers, in accordance with the Compensation Committee Charter.
Pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including the Named Executive Officers). Prior to receiving any advice from any compensation consultant, or outside legal counsel or other compensation advisors, the Committee must consider the independence factors enumerated in Rule 10C-1(b)(1) under the Exchange Act (the “Independence Factors”). The Compensation Committee retained Exequity LLP (“Exequity”) as an independent compensation consultant to assist it in determining the compensation levels for our senior executive officers for fiscal 2013. Prior to Exequity performing its work, the Committee considered the Independence Factors. The mandate of Exequity was to work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations; and Exequity did not provide any other services to the Company during fiscal 2013. Exequity’s work during fiscal 2013 did not raise any conflicts of interest within the meaning of Item 407(e)(3)(iv) of Regulation S-K. The Compensation Committee retains the sole authority to hire and terminate its consultant.
Nominating and Governance Committee.    The Nominating and Governance Committee reviews the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Dodd/Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, and the listing standards of NASDAQ. The Nominating and Governance Committee also recommends qualified candidates as directors of the Company, including the slate of directors that the Board proposes for election by shareholders at the Company’s annual meetings of shareholders, and recommends the directors to be appointed by the Board to the various Board committees. The Nominating and Governance Committee considered and recommended the three Board nominees presented for election as directors at the Annual Meeting. The Nominating and Governance Committee Charter, which was most recently reviewed by the Nominating and Governance Committee in February 2014, is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Committee Composition” and “Nominating and Governance Committee” under the “Corporate Governance” heading. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee consist of no fewer than two board members who satisfy the independence requirements of NASDAQ and applicable law. At all times during fiscal 2013, the Nominating and Governance Committee consisted of either two or three board members, each of whom the Board affirmatively determined met those independence requirements. The Nominating and Governance Committee is currently comprised of Messrs. Mrkonic and Starrett and Ms. Philip. The Nominating and Governance Committee met six times during fiscal 2013.
Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by NASDAQ. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Nominating and Governance Committee strives to compose a Board with a collection of complementary skills and which, as a group, will possess the appropriate skills and experience to effectively oversee the Company’s business. The Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and should be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the Company’s affairs; (e) each director should represent the long-term interests of the Company’s shareholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. Although diversity may be a consideration in the Committee’s process, the Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a shareholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of shareholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
The Nominating and Governance Committee will consider written proposals from shareholders for nominees to the Board. Nominations should be submitted to the Nominating and Governance Committee, c/o Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the principles used by the Nominating and Governance Committee in evaluating possible candidates, as described above; (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock owned by such shareholders(s); (c) a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating shareholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board, if elected. Nominees recommended by shareholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board and the Nominating and Governance Committee.
Attendance at Board and Committee Meetings
The Board met eight times during fiscal 2013. No director attended fewer than 75% of the aggregate of the total number of meetings held by the Board during the period for which he or she was a director and the total number of meeting held by all committees of the Board on which such director served during the period for which he or she served in fiscal 2013, except (i) Mr. Constantinou, who attended 67% of the Board meetings that were held during the period for which he served in fiscal 2013, which period ended on the date of the 2013 annual meeting of shareholders, and (ii) Ms. Philip, who joined the Board in October 2013 and was unable to attend the November Board meeting, which was the last meeting of fiscal 2013. The Company strongly encourages its directors to attend its annual meetings of shareholders. All of the Company’s then-currently serving directors, except Mr. Constantinou, attended the 2013 annual meeting of shareholders.
PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP was the Company’s independent registered public accounting firm for fiscal 2013 and has reported on the Company’s Consolidated Financial Statements included in the 2013 Annual Report that accompany this Proxy Statement. The Audit Committee appoints the independent registered public accounting firm. The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014. In the event that shareholders do not ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements for fiscal 2013 and fiscal 2012 and the fees billed for audit-related, tax and other services rendered by Deloitte & Touche LLP for such years:

	Fiscal
Description of Professional Service(1)	2013	2012
Audit Fees — professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Forms 10-K, the reviews of the quarterly financial statements included in the Company’s Forms 10-Q, and Sarbanes-Oxley testing	$732,200	$740,100
Audit-related Fees — assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements	37,000	27,000
Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning — includes reviews of federal and state income tax returns and miscellaneous tax consulting	297,773	131,442
Total Fees	$1,066,973	$898,542
___

(1)	Amounts disclosed are based, in part, on estimates of services performed as of the date of this filing but not yet billed.
Audit Committee Pre-Approval Policies and Procedures.    The Charter of the Audit Committee establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The Charter prohibits the Company from retaining its independent registered public accounting firm to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; legal services and expert services unrelated to the audit; and any other services that the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in fiscal 2013 and 2012.
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE AUDIT COMMITTEE
To: The Board of Directors
As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which was most recently reviewed by the Audit Committee in February 2014.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
During fiscal 2013, we met and held discussions with management and the independent registered public accounting firm, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the Company’s financial statements and system of internal controls and procedures with management, and discussed with Deloitte & Touche LLP those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. In addition, we have received the written disclosures and the letter from Deloitte & Touche LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and have discussed with Deloitte & Touche LLP the firm’s independence.
During the course of fiscal 2013, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We received periodic updates concerning the system of internal controls from management and the independent registered public accounting firm at regularly scheduled Audit Committee meetings. At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, and (ii) the effectiveness of the Company’s internal control over financial reporting.
In reliance on the reviews and discussions noted above, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, for filing with the SEC. We also appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014.

April 24, 2014	AUDIT COMMITTEE
Michael Goldstein, Chair
Brett Brewer
Thomas M. Murnane
David F. Filler

Vote Required; Recommendation of the Board
The Company’s Board and the Audit Committee believe that the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014 is in the best interests of the Company and its shareholders.
Approval of the ratification of the independent registered public accounting firm requires that holders of a majority of the shares represented and voting at the Annual Meeting, either in person or by proxy, must vote in favor of the proposal. Shares represented by proxies which are marked to indicate abstentions and broker non-votes will not affect its outcome.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014. PROXIES VALIDLY RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, at the 2011 annual meeting of shareholders, the shareholders approved an advisory, (non-binding) resolution to hold an advisory, (non-binding) vote on the compensation of our named executive officers every three years. In accordance with such vote, the Board determined to adopt such resolution, and therefore we are again asking our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, the following resolution will be submitted for our shareholders’ approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

As described in detail under “Compensation Discussion and Analysis,” the Board believes that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Board believes that its current compensation program is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value, and therefore align the interests of our named executive officers with those of our shareholders. For example:

•
Our bonus plans are substantially tied to the achievement of a pre-set EBITDA financial target by the Company. If that target is not met, participants in the program receive either minimal or no bonus. In fiscal 2013, because we did not achieve our pre-set financial target, each of the named executive officers received only minimal discretionary bonuses under the fiscal 2013 bonus plan which were approved by the Compensation Committee.

•	100% of our long-term compensation is awarded in the form of equity with vesting periods of generally no less than four years.

•	Each of our Board members and executive officers is subject to stock ownership guidelines.

The Board encourages you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on executive compensation included below in this Proxy Statement.

Vote Required; Recommendation of the Board

The advisory vote regarding Proposal 3 will be determined by the vote of a majority of the shares represented and voting at the annual meeting. Shares represented by proxies which are marked to indicate abstentions and broker non-votes will not affect its outcome.
This Proposal is intended to provide an overall assessment of our named executive officer compensation program, rather than focus on any specific item of compensation. As an advisory vote, this Proposal is not binding upon the Company and will not affect any compensation already paid or awarded to our named executive officers. However, the Board and the Compensation Committee, which are responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this Proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. PROXIES VALIDLY RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve an amendment to our Amended and Restated Employee Stock Purchase Plan (the “ESPP”). The Board of Directors approved the proposed amendment to the ESPP, subject to shareholder approval, on March 20, 2014. The proposed amendment to the ESPP would increase the number of shares of our common stock available for issuance under the ESPP by an additional 400,000 shares.

Currently, 2,107,500 shares of our common stock are authorized for issuance under the ESPP. Of these shares, 2,019,485 shares have previously been purchased and 88,015 shares remain available for purchase in the current and future offering periods under the ESPP. If shareholders approve this amendment, the maximum number of shares that may be issued under the ESPP will increase from 2,107,500 shares to 2,507,500 shares.

The Board of Directors believes this amendment is necessary to, among other reasons, help ensure a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. Under the ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock during periodic Offering Periods. The proposed amendment to the ESPP will not be effective without shareholder approval.

The Board of Directors believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of the Company’s shareholders.

Summary Description of the ESPP (as proposed to be amended)

The principal terms of the ESPP, as proposed to be amended, are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which has been filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the ESPP by writing to Investor Relations at 3450 East Miraloma Avenue, Anaheim, California, 92806.

Purpose. The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and those of the Company’s shareholders.

Operation of the ESPP. The ESPP generally operates in successive periods referred to as “Offering Periods.” The determination of the duration of future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. The current Offering Period is July 1 through June 30. Although the ESPP gives us flexibility to change the structure of future Offering Periods, at present we expect that Offering Periods generally will commence on each July 1.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price for that Offering Period. The determination of the Option Price for an Offering Period may be changed from time to time, except that in no event may the Option Price for an Offering Period be lower than the lesser of (i) 90% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 90% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. Currently, the “Option Price” for an Offering Period equals 90% of the lesser of the fair market value of a share of the Company’s common stock on the Grant Date or the Exercise Date of that Offering Period. We may change, if we desire, the Offering Price in the future provided that any change we make is permitted by the ESPP. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility. Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must:

•	be employed by the Company or one of its subsidiaries that has been designated as a participating subsidiary;

•	be customarily employed for more than five months per calendar year; and

•	have been continuously employed by the Company or one of its subsidiaries for at least three months.

Notwithstanding the foregoing, certain officers of the Company, including the named executive officers, are not eligible to participate in the ESPP. As of April 24, 2014, approximately 7,000 employees of the Company and its subsidiaries were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions. Currently, a maximum of 2,107,500 shares of our common stock may be purchased under the ESPP (of which, as of April 7, 2014, 2,019,485 shares had been purchased in past Offering Periods and 88,015 shares remained available under the plan). If shareholders approve the proposed amendment to the ESPP, this share limit will increase to 2,507,500 shares of our common stock (an increase of 400,000 shares).

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•	A participant cannot purchase more than 10,000 shares of the Company’s common stock under the ESPP in any one Offering Period.

•
A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•
A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

We have the flexibility to change the 10% contribution and the individual share limits referred to above from time to time without shareholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without shareholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Anti-dilution Adjustments. As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our shareholders.

Termination of Participation. A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than five months per calendar year.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration. The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board of Directors as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans. The ESPP does not limit the ability of the Board of Directors or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendments. The Board of Directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Shareholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without shareholder approval and without limiting the Board of Directors’ amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination. No new Offering Periods will commence under the ESPP on or after January 1, 2017, unless the Board of Directors terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and does not describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction. Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or
(2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.
Securities Underlying Awards. The closing price of a share of the Company’s common stock as of April 7, 2014 was $2.88 per share.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the proposed increase in the share limit for the ESPP had been in effect during fiscal 2013, we do not expect that the number of shares purchased by participants in the plan during that year would have been different than the number of shares purchased as described below. As of April 7, 2014, 2,019,485 shares of our common stock had been purchased under the ESPP during the life of the plan, including 149,398 shares during fiscal 2013. None of our directors or named executive officers is, or has been, eligible to participate in the ESPP at any time during the life of the plan.

Vote Required for Approval of the Amendment to the Employee Stock Purchase Plan

The Board of Directors believes that approval of the amendment to the ESPP will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success. Approval of the amendment to the ESPP requires that holders of a majority of the shares represented and voting at the Annual Meeting, either in person or by proxy, must vote in favor of the proposal. Shares represented by proxies which are marked to indicate abstentions and broker non-votes will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE. PROXIES VALIDLY RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

EXECUTIVE OFFICERS
The following is a list of the Company’s executive officers as of April 7, 2014, followed by their biographical information (other than for Mr. Schoenfeld, whose biographical information appears under “Election of Directors — Nominees and Continuing Directors”). The ages shown are as of April 7, 2014.

Executive Officer	Age	Title
Gary H. Schoenfeld	51	President, Chief Executive Officer and Director
Jonathan Brewer	59	Senior Vice President, Product Development and Supply Chain
Alfred Chang	36	Senior Vice President, Men’s Merchandising
Craig E. Gosselin	54	Senior Vice President, General Counsel, Human Resources and Secretary
Michael W. Kaplan	50	Senior Vice President and Chief Financial Officer
Christine Lee	43	Senior Vice President, Women’s Merchandising
Jonathan Brewer was appointed Senior Vice President, Product Development and Supply Chain in June 2010. Mr. Brewer is responsible for managing all aspects of Product Development, Sourcing, Quality Assurance, Product Integrity, and Supply Chain Operations including inbound and outbound logistics and our Olathe, Kansas Distribution Center. Prior to this, Mr. Brewer was Vice President of Product Development and Sourcing for the Company. Before joining us, Mr. Brewer held various executive positions between 1996 and 2006 at Warner Bros. Inc., including Vice President International Sourcing for Warner Bros. Consumer Products and Vice President of Sourcing and Quality Assurance for Warner Bros. Studio Stores. From 1994 until 1996 he was Director of Sourcing at a division of Kellwood Inc. From 1983 to 1994, Mr. Brewer was the Vice President of Production at Segue Ltd., a private label import company. Mr. Brewer began his career at May Department Stores in its executive training program and held various merchandising positions.
Alfred Chang was appointed Senior Vice President, Men’s Merchandising in October 2012. He is responsible for managing all aspects of merchandising and design for the Men’s division. Mr. Chang joined the Company in 2006 as a Senior Buyer for Men’s Merchandising, was promoted to Director of Men’s Merchandising in 2007 and to Vice President of Men’s Merchandising in 2009. Prior to working at PacSun, Mr. Chang was employed at the Gap, Inc. from 2000 to 2006.

Craig E. Gosselin was appointed Senior Vice President, General Counsel and Human Resources in December 2009. He was appointed Secretary of the Company in June 2010. Mr. Gosselin oversees our legal, human resources, corporate procurement, office services and facilities functions. Mr. Gosselin joined the Company from Connolly, Finkel and Gosselin LLP (“CF&G”) and was a partner of that firm and its predecessor Zimmermann, Koomer, Connolly and Finkel LLP, since 2005. While with the firm, Mr. Gosselin represented leading brands, including Vans, CamelBak, Ariat, Von Dutch, The North Face, JanSport, Reef and 7 For All Mankind. Prior to joining CF&G, Mr. Gosselin spent nearly 13 years with Vans, Inc., serving as Senior Vice President and General Counsel. Prior to Vans, Mr. Gosselin practiced corporate mergers and acquisitions, and securities law at several large law firms, including Shea & Gould and Pacht, Ross, Warne, Bernhard & Sears.
Michael W. Kaplan was appointed Senior Vice President and Chief Financial Officer of the Company on April 20, 2011, effective as of May 2, 2011. In this position, he has responsibility for all aspects of the Company’s financial planning and reporting, treasury, tax, information technology, insurance, investor relations, real estate and construction and store design. Mr. Kaplan joined us from Harbor Freight Tools, a privately held retailer of proprietary branded tools, where he served as Chief Financial Officer until April 20, 2011. Prior to joining Harbor Freight Tools in 2010, he was a senior executive of Gap, Inc. from 2005 to 2010. From 1989 to 2005, Mr. Kaplan held various financial positions with The Walt Disney Company including Vice President of Financial Planning and Control for the Disneyland resort division from 2001 to 2005. Mr. Kaplan is a certified public accountant.
Christine Lee was appointed Senior Vice President, Women’s Merchandising in February 2010. Ms. Lee leads all aspects of merchandising, buying and design decisions for our Women’s apparel, accessories and footwear business. Prior to joining us, Ms. Lee spent 18 years with specialty retailer Urban Outfitters working her way from Sales Associate to General Merchandise Manager of Women’s Apparel and Accessories, as well as Urban Renewal and Design.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
The following table sets forth information as of the record date for the meeting, April 7, 2014 (except where another date is indicated), with respect to the beneficial ownership of the Company’s common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, each director of the Company, each nominee for election to the Board named in this Proxy Statement, each Named Executive Officer (as defined under the heading “Summary Compensation Table” below), and by all directors and current executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name and Address of Beneficial Owner	Series B Preferred Beneficially Owned(19)	Percentage of Series B Preferred Outstanding	Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
GI2 Ltd.			20,165,221(1)	29.3%
P.O. Box 1586 GT, 24 Shedden Road George Town, Grand Cayman KY1-110

PS Holdings of Delaware, LLC — Series A	1,000(2)(18)	100%	13,473,537(2)(18)	19.6%
c/o Golden Gate Private Equity, Inc. One Embarcadero Center, 39th Floor San Francisco, CA 94111

Adage Capital Management, L.P.			9,950,053(3)	14.4%
200 Clarendon Street 52nd Floor Boston, MA 02116

Prentice Capital Management, L.P.			3,873,091(4)	5.6%
33 Benedict Place, 2nd Floor
Greenwich, CT 06830

Dimensional Fund Advisors L.P.			3,773,206(5)	5.5%
Palisades West, Building One 6300 Bee Cave Road, Austin, TX 78746
			Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Named Executive Officers and Directors and Director Nominees of the Company:
Gary H. Schoenfeld			1,850,605(6)	2.7%
Michael W. Kaplan			118,711(7)	*
Christine Lee			173,609(8)	*
Alfred Chang			73,377(9)	*
Jonathan Brewer			178,011(10)	*
T. Neale Attenborough			0	N/A
Brett Brewer			171,806(11)	*
David F. Filler			0	N/A
Michael Goldstein			174,706(12)	*
George R. Mrkonic			140,806(13)	*
Thomas M. Murnane			229,347(14)	*
Joshua Olshansky			0(15)	N/A
Frances P. Philip			0	N/A
Peter Starrett			241,310(16)	*
All Directors and executive officers as a group (15 persons)			3,461,530(17)	5.0%

___________

*	Less than one percent.

(1)
Share ownership for GI2 Ltd. and related parties was obtained from a Schedule 13D dated February 14, 2014. According to the Schedule 13D, GI2 Ltd. is the beneficial owner of 20,165,221 shares and has shared voting power and shared dispositive power with other related parties with respect to all of the shares.

(2)
Share ownership for PS Holdings of Delaware, LLC – Series A (“PS Holdings”) was obtained from a Schedule 13D dated December 16, 2011. PS Holdings is the direct owner of the Series B Preferred shares and is beneficially owned by a number of funds affiliated with Golden Private Equity, Inc., a private equity firm, including Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund – A, L.P., GGCOF Third-Party Co-Invest, L.P., GGC Opportunity Fund Management, L.P., GGC Opportunity Fund Management GP, Ltd., GGCOF Co-Invest, L.P., and GGCOF Co-Invest Management, L.P. According to the Schedule 13D, GGC Opportunity Fund Management GP, Ltd., which is controlled by its board of directors, is the ultimate controlling entity with respect to the entities listed in this footnote, each of which is the beneficial owner of 1,000 shares of Series B Preferred and 13,473,537 shares of the Company’s common stock.

(3)
Share ownership for Adage Capital Partners, LP and related parties was obtained from a Schedule 13G/A, dated February 17, 2009. Adage Capital Partners, LP and related parties have shared voting and dispositive power with respect to 9,950,053 shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross are also deemed to be beneficial owners of such securities.

(4)	Share ownership for Prentice Capital Management, LP was obtained from a Schedule 13G/A dated February 14, 2014.

(5)	Share ownership for Dimensional Fund Advisors LP and related parties was obtained from a Schedule 13G/A, dated February 10, 2014.

(6)
Includes (i) 1,500,000 shares of common stock that may be acquired upon the exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014. Excludes (i) 250,000 shares of restricted stock which do not vest within 60 days of April 7, 2014, and (ii) 500,000 shares which are subject to a restricted stock award which only vests upon the achievement of certain performance targets.

(7)
Includes (i) 56,250 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014. Excludes (i) 83,708 shares that are subject to restricted stock awards which do not vest within 60 days of April 7, 2014, and (ii) 18,750 shares that may be acquired upon exercise of stock options that are not presently exercisable within 60 days of April 7, 2014, and (iii) 75,000 shares which are subject to a restricted stock award which only vests upon the achievement of certain performance targets.

(8)
Includes (i) 75,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014. Excludes (i) 73,011 shares that are subject to restricted stock awards which do not vest within 60 days of April 7, 2014, and (ii) 50,000 shares which are subject to a restricted stock award which only vests upon the achievement of certain performance targets.

(9)
Includes (i) 20,300 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014. Excludes 94,658 shares that are subject to restricted stock awards which do not vest within 60 days of April 7, 2014.

(10)
Includes (i) 111,300 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014. Excludes 43,977 shares that are subject to restricted stock awards which vest in equal amounts annually over four years.

(11)
Includes 122,806 shares that are subject to restricted stock units that are vested and 9,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014.

(12)
Includes 122,806 shares that are subject to restricted stock units that are vested and 36,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014, less 9,000 shares of common stock that if not exercised within 60 days of April 7, 2014 will expire.

(13)
Includes 122,806 shares that are subject to restricted stock units that are vested, 18,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014.

(14)
Includes 122,806 shares that are subject to restricted stock units that are vested, 36,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014, less 18,000 shares of common stock that if not exercised within 60 days of April 7, 2014 will expire.

(15)
Mr. Olshansky is a Managing Director of an entity which is one of the beneficial owners of PS Holdings. According to a Form 3 Initial Statement of Beneficial Ownership of Securities filed with the SEC on December 16, 2011, he disclaims beneficial ownership of the 13,473,537 shares beneficially held by PS Holdings and its affiliated Golden Gate Capital entities except to the extent of any pecuniary interest therein.

(16)
Includes 122,806 shares that are subject to restricted stock units that are vested, 36,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 7, 2014, less 18,000 shares of common stock that if not exercised within 60 days of April 7, 2014 will expire.

(17)
Represents shares beneficially owned by all of our current directors and the executive officers as of April 7, 2014. Excludes 1,313,498 shares which are subject to stock options and restricted stock awards which are not exercisable or which do not vest within 60 days of April 7, 2014.

(18)
Beneficial ownership of the Series B Preferred, which shares are exercisable within 60 days of April 7, 2014 for shares of common stock of the Company, also results in the beneficial ownership of the underlying shares of common stock of the Company and is included in the beneficial ownership figures in this table in both the Series B Preferred column and the common stock column.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
To the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were timely satisfied during fiscal 2013.
EXECUTIVE COMPENSATION AND RELATED MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
This Section contains a discussion of the material elements of compensation awarded to, earned by or paid to the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers employed by us at the end of fiscal 2013 (the “Named Executive Officers”).
The Role of the Compensation Committee
The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Executive Officers are members of the Compensation Committee. The Company’s Chief Executive Officer recommends to the Compensation Committee the base salary, annual bonus and equity award levels for other Named Executive Officers. The Compensation Committee then considers these recommendations and approves changes to the Named Executive Officers’ compensation in its discretion. None of the other Named Executive Officers had any role in determining the compensation of other Named Executive Officers. The Compensation Committee alone determines pay levels for the Chief Executive Officer of the Company. As discussed above, the Compensation Committee retained the services of Exequity LLP as an independent compensation advisor. As described below, Exequity consulted with the Compensation Committee on several occasions throughout the course of fiscal 2013. The work performed by Exequity in fiscal 2013 did not raise any conflicts of interest within the meaning of Item 407(e)(3)(iv) of Regulation S-K.

Executive Summary
Our current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our shareholders. For example:

•
Our fiscal 2013 bonus plan was substantially tied to the achievement of a pre-set EBITDA target by the Company. If the target was not met, participants in the program would only receive either a discretionary bonus or no bonus. In fiscal 2013, since we did not achieve our pre-set EBITDA target, each of the Named Executive Officers only received the minimal discretionary bonuses described below.

•	100% of our long-term compensation is awarded in the form of equity awards with vesting periods of generally no less than four years, or in certain cases, tied to performance objectives.

•	Each of our Board members and executive officers is subject to stock ownership guidelines.

•	Our perquisite benefits are modest and represent a minimal portion of the compensation of the Named Executive Officers.

•
Our governance and other policies prohibit compensation practices such as tax gross-ups, single-trigger change-in-control payments, repricing of stock options without shareholder approval, or certain transactions in our stock by our employees, such as hedging, short sales, options and pledging.

We do not currently maintain a clawback policy regarding executive compensation, but we will adopt such a policy once the SEC has issued its rules regarding clawback policies pursuant to the Dodd/Frank Wall Street Reform and Consumer Protection Act.
As described in more detail below, the material elements of our current executive compensation program for Named Executive Officers include a base salary, an annual bonus opportunity, perquisites, a long-term equity incentive opportunity, retirement benefits, the ability to receive compensation on a deferred basis (with investment earnings), and severance protection for certain actual or constructive terminations of the Named Executive Officers’ employment.
We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Attract, retain and motivate qualified executives

Annual Bonus Opportunity	• Hold executives accountable for annual objectives as approved by the Committee and the CEO

• Align executives’ interests with those of shareholders

• Attract, retain and motivate qualified executives

Long-Term Equity Incentives	• Align executives’ interests with those of shareholders

• Hold executives accountable for sustained, multi-year performance

• Attract, retain and motivate qualified executives

Retirement Benefits through a 401(k) Plan	• Attract, retain and motivate qualified executives by providing capital accumulation opportunities and security

Deferred Compensation Opportunities	• Attract, retain and motivate qualified executives by providing flexibility in timing of income recognition
Severance and Other Benefits Upon Termination of Employment	• Attract and retain qualified executives by providing transition benefits upon a qualifying job loss

Perquisites and Personal Benefits	• Attract, retain and motivate qualified executives
When the components of our executive compensation programs are combined, we believe they create a total compensation package that supports our compensation objectives.

To further align our executive compensation with our shareholders’ interests, in January 2011, the Nominating and Governance Committee adopted stock ownership and retention guidelines for our Chief Executive Officer and each Senior Vice President. The guidelines provide that the CEO own shares valued at two times his or her base salary, and each Senior Vice President own shares valued at one times his or her base salary. Such ownership levels should be satisfied five years from the later of (i) the effective date of the guidelines, or (ii) the date on which the executive is elected to his or her position. Additionally, each executive should hold at least 33 1/3% of any shares under any equity award, net of (a) any exercise price of stock options, and (b) shares needed to satisfy applicable taxes relating to an award, until the share ownership guidelines have been satisfied.
Market Compensation Data
In determining the level of compensation to be paid to Named Executive Officers, we review publicly available compensation information of other public retailing companies from time to time. In addition, as indicated above, we retained Exequity as our independent compensation consultant in fiscal 2013 to evaluate and make recommendations regarding the Company’s executive compensation programs. In that regard, Exequity summarized publicly filed pay data from a customized peer group consisting of the following companies: Abercrombie & Fitch Co., Aéropostale Inc., American Eagle Outfitters Inc., Ann Inc., Bebe Stores Inc., The Buckle Inc., Chico’s FAS Inc., Children’s Place Retail Stores Inc., Express, Inc., Guess Inc., New York and Company Inc., Tilly’s Inc., Urban Outfitters Inc., Wet Seal Inc., and Zumiez Inc., for use by the Compensation Committee in determining appropriate compensation levels for the Named Executive Officers. Such data indicated that our total compensation levels for the Named Executive Officers trail the market.
While the Compensation Committee reviews competitive compensation data in making its compensation decisions, it does not base its decisions on this information alone and specifically does not set compensation levels to any specific level relative to these other companies. The Compensation Committee believes that its compensation decisions should be based primarily on the performance of the Company and the individual executive officers. In making its compensation decisions, the Compensation Committee also considers each Named Executive Officer’s responsibility for the overall operations of the Company. Thus, the compensation levels for Mr. Schoenfeld are higher than they are for the other Named Executive Officers reflecting his responsibility as Chief Executive Officer for the overall operations of the Company.
Current Executive Compensation Program Elements
Base Salaries.    Each of our Named Executive Officers is a party to an employment agreement or a non-binding offer letter that provides for a fixed base salary, subject to annual review by the Compensation Committee. The Compensation Committee generally reviews the base salary of each Named Executive Officer in February or March of each fiscal year and proposed adjustments to those salaries with input from the Chief Executive Officer (as to Named Executive Officers other than himself). In reveiwing the appropriate base salary for each Named Executive Officer, the Compensation Committee considers, among other factors, the Company’s performance and general economic and market conditions and the length of the Named Executive Officer’s employment, and also makes a subjective evaluation of past performance and expected future contributions with input from the Chief Executive Officer. Based on this review, the Committee agreed with recommendations to increase the salaries of Mr. Brewer and Ms. Lee by 3% for fiscal 2014. Messrs. Schoenfeld and Kaplan did not receive salary increases and Mr. Chang received an increase in salary from $327,438 to $400,000.
Mr. Schoenfeld’s annual base salary was set at $1,050,000 upon his commencing employment as the Company’s President and Chief Executive Officer in June 2009. This amount was negotiated with Mr. Schoenfeld and provided for under his employment agreement. Mr. Schoenfeld did not receive an increase in base salary for fiscal 2012, fiscal 2013 or fiscal 2014. See “Employment Agreement with Mr. Schoenfeld.”
Annual Bonuses.    Each of our Named Executive Officers is a party to an employment agreement or a non-binding offer letter that provides for an annual bonus opportunity with a specified target and maximum value. For fiscal 2013, the Compensation Committee adopted a broad-based bonus plan that included the Named Executive Officers, each other executive officer, each non-retail manager, and certain key contributors of the Company. Participants under the plan were eligible to receive a bonus equal to a percentage of their base salary. The amount of the bonus depended on the Company’s achievement of a pre-set “EBITDA” financial target (earnings before interest, depreciation, amortization and taxes) and the participants’ achievement of individual goals, with the largest percentage of the bonus opportunity (60% or 75%, depending on the participant) tied to the Company’s achievement of its EBITDA target and the balance of the bonus (40% or 25%, depending on the participant) payable based on the achievement of individual goals (the “Individual Component”). If the Company achieved its EBITDA target, the Plan would be 50% funded (the “Half Funded Target”) and each bonus participant would be eligible to receive up to 50% of their bonus target (“Half Bonus”). If the Company achieved EBITDA in excess of the Half Funded Target, the Plan would be further funded in an amount equal to 50% of each dollar by which actual EBITDA exceeded the Half Funded Target, up to 200%, and participants would be eligible to receive an additional bonus in excess of their Half Funded Bonus, up to 200% of their target bonus. Since the Company did not achieve its EBITDA target for fiscal 2013, the Plan was not funded.
Under the plan, the Committee had the authority to award discretionary bonuses based on participants’ achievement of the Individual Component. Pursuant to this authority, the Committee decided to award discretionary bonuses to certain plan participants (the

“Discretionary Bonuses”). The amount of a Discretionary Bonus awarded to a plan participant was determined based on their performance ratings, with those participants receiving the highest rating eligible to receive a Discretionary Bonus equal to 50% of their Individual Component; those participants receiving the second highest rating eligible to receive a Discretionary Bonus equal to 35% of their Individual Component; and those participants receiving the third highest rating eligible to receive a Discretionary Bonus equal to 25% of their Individual Component.
With respect to the Named Executive Officers, other than Mr. Schoenfeld, the Committee determined that Mr. Brewer would receive the highest performance rating and a Discretionary Bonus equal to $24,666, which is equal to 50% of his Individual Component.
With respect to Mr. Chang and Ms. Lee, the Committee determined that they would receive the second highest performance rating and a Discretionary Bonus award equal to $14,326 and $18,701, respectively, which is equal to 35% of their Individual Components.
With respect to Mr. Kaplan, the Committee determined that he would receive the third highest performance rating and a Discretionary Bonus award equal to $13,680, which is equal to 25% of his Individual Component.
With respect to Mr. Schoenfeld, the Committee determined that he would receive a Discretionary Bonus award of $105,000, which is equal to 10% of his base salary.
The Committee believes its decisions regarding bonuses were consistent with the Company’s compensation objectives that (i) compensation should hold executives accountable for both Company and individual performance, and (ii) compensation should align executives’ interests with those of shareholders.
Long-Term Equity Incentives.    The Company’s policy is that the Named Executive Officers’ long-term compensation should be directly linked to the value provided to our shareholders. Therefore, 100% of the Named Executive Officers’ long-term compensation is currently awarded in the form of equity instruments that are in, or valued by, reference to our common stock. In March 2012, the Compensation Committee adopted guidelines for equity grants to senior managers of the Company, including the Named Executive Officers, and other top performing employees. Under such guidelines, participants are eligible to receive equity grants of non-vested stock in an amount equal to a percentage of their base salaries, subject to an assessment of their performance during the most recently completed fiscal year.
Non-vested Stock.    Each award of non-vested stock granted under the above guidelines generally is subject to a four-year vesting schedule and provides an incentive for the executive to continue employment with the Company through the vesting period. At the end of the vesting period, the executive’s shares will have the value of the Company’s stock price on the vesting date. In general, this means the executive will receive an award that has some financial value regardless of stock price volatility. However, the value of the non-vested stock changes with the price of our stock, so non-vested stock also helps to link executives’ interests with those of our shareholders. In fiscal 2013, only Mr. Chang received an equity grant of non-vested stock in the amount of 50,000 shares.
Retirement Benefits.    The Company provides retirement benefits to the Named Executive Officers under the terms of its tax-qualified 401(k) plan. The Company makes matching contributions to the 401(k) plan at the rate of 100% of the first three percent of eligible salary deferrals and 50% of the next two percent of eligible salary deferrals by all participants, subject to Internal Revenue Service (“IRS”) limits. These matching contributions vest immediately. The Named Executive Officers participate in the plan on the same terms as our other participating employees.
Deferred Compensation Opportunities.    Named Executive Officers are currently permitted to elect to defer up to 50% of their base salary and up to 100% of their bonuses under the Executive Deferred Compensation Plan. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. In fiscal 2009, the Company discontinued any matching contributions to the Executive Deferred Compensation Plan. Please see “Non-Qualified Deferred Compensation, “Non-Qualified Deferred Compensation Plans,” below for a description of the Company’s Executive Deferred Compensation Plan and the benefits thereunder.
Perquisites and Personal Benefits.    In addition to base salaries and annual bonus opportunities, the Company provides the Named Executive Officers with certain perquisites and personal benefits, including a car allowance, cell phone allowance, and payment of relocation expenses, as applicable. These benefits are a small portion of the compensation of the Named Executive Officers. The Company does not generally provide the Named Executive Officers with any tax “gross ups” to make them whole for any taxes that may be imposed on these perquisites and personal benefits. We believe that perquisites and personal benefits are often a tax-advantaged way to provide the Named Executive Officers with additional annual compensation that supplements their base salaries and bonus opportunities. We view the value of the perquisites as another component of annual compensation that is merely paid in a different and, in some instances, tax advantaged form. Accordingly, when determining each Named Executive Officer’s base salary, we take the value of each Named Executive Officer’s perquisites and personal benefits into consideration.

The perquisites and personal benefits paid to each Named Executive Officer in fiscal 2013 are reported within the “All Other Compensation” column of the “Summary Compensation Table” below and are explained in more detail in footnote (2) thereto.
Severance and Other Benefits upon Termination of Employment.    The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, the Company provides such protections for each of its Named Executive Officers and other executive officers of the Company, including those listed under the “Summary Compensation Table.” Except in the case of Mr. Schoenfeld, severance benefits for the Named Executive Officers are provided under the Executive Severance Plan. In the case of Mr. Schoenfeld, severance benefits are provided under his employment agreement.
As described in more detail under “Potential Payments Upon Termination or Change in Control” below, under the Executive Severance Plan, or in the case of Mr. Schoenfeld, his employment agreement, Named Executive Officers are generally entitled to severance benefits in the event of a termination of employment by the Company without “cause” (as defined in the applicable document). The Company has determined that it is appropriate to provide these executives with severance benefits in the event of an involuntary termination of the executive’s employment in light of their positions within the Company and as part of their overall compensation package. In the case of Mr. Schoenfeld, severance benefits are also provided in the event of a termination of employment by him for “good reason” (as defined in his employment agreement), or if the Company fails to renew the term of his employment agreement.
The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our Named Executive Officers with enhanced severance benefits under our Executive Severance Plan if the executive’s employment is terminated by the Company without cause or by the executive for good reason in connection with a change in control. Mr. Schoenfeld is entitled to similar protection under his employment agreement. Additionally, because we believe that a termination by an executive for good reason is conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.
We do not believe that Named Executive Officers should be entitled to severance benefits merely because a change in control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment. However, under the terms of our stock incentive plans, if there is a liquidation, sale of all or substantially all of our assets, or merger or reorganization that results in a change in control where the Company is not the surviving corporation (or where it does not survive as a public company), then, like all other employees, Named Executive Officers will receive immediate vesting of their outstanding long-term incentive compensation awards. Although this vesting will occur whether or not a Named Executive Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Executive Officers’ ability to realize any further value with respect to the equity awards.
Our current philosophy is that Named Executive Officers (including the Chief Executive Officer) should not be entitled to reimbursement for any excise taxes imposed on their severance and other payments under Section 4999 of the Internal Revenue Code because we believe we have established appropriate severance arrangements after factoring in the possibility of the imposition of excise taxes on those Named Executive Officers.
Please see the “Potential Payments Upon Termination or Change in Control” Section below for a description of the potential payments that may be made to the Named Executive Officers (other than the Named Executive Officers no longer employed by the Company) in connection with their termination of employment or a change in control and a description of the payments that have become payable to our Named Executive Officers who are no longer employed by the Company.
Employment Agreement with Mr. Schoenfeld
On June 16, 2009, the Company entered into an employment agreement with Mr. Schoenfeld to serve as our Chief Executive Officer. The initial term of the agreement was three years and such term would be automatically extended for additional successive one year periods unless either party notified the other of its intent not to renew the agreement at least 60 days prior to the expiration date. In January 2011, the Compensation Committee effectively extended Mr. Schoenfeld’s agreement to June 16, 2013 by advising him that it would not exercise its non-renewal right prior to April 16, 2012. Additionally, since the Committee did not advise Mr. Schoenfeld that it was exercising its non-renewal right on or before April 16, 2014, Mr. Schoenfeld’s employment agreement was automatically extended to June 16, 2015. The specific compensation components of Mr. Schoenfeld’s employment agreement are discussed below and in the compensation tables and narratives that follow this discussion.

In negotiating Mr. Schoenfeld’s employment agreement and compensation levels, the Compensation Committee considered peer company data obtained and evaluated by Hewitt, the Committee’s compensation consultant in 2009. The peer group identified for purposes of Mr. Schoenfeld’s employment agreement primarily consisted of the companies identified above under “Market Compensation Data.” While the Compensation Committee considered peer company data, it did not target Mr. Schoenfeld’s compensation to any specific benchmark against the peer group.
The compensation levels, awards and other terms of Mr. Schoenfeld’s employment agreement were the result of negotiations between Mr. Schoenfeld and the Company. The Compensation Committee determined, in its judgment and based on Mr. Schoenfeld’s experience and general competitive practices, that the compensation levels, awards and other terms of Mr. Schoenfeld’s agreement were appropriate to attract and retain Mr. Schoenfeld and that they were also consistent with the objectives of the Company’s compensation program outlined above. The Compensation Committee also considered that Mr. Schoenfeld’s employment agreement does not include tax gross-up payments, does not provide for special benefits or perks not offered by the Company to its employees generally, and provides for severance only in certain limited circumstances should a termination of Mr. Schoenfeld’s employment actually occur and only if Mr. Schoenfeld provides a release of claims to the Company.
In March 2012, the Company amended and restated Mr. Schoenfeld’s agreement. The amendments provided, among other things, that (i) if the Board fails to renew the term of the agreement, Mr. Schoenfeld will be entitled to receive his full severance benefits (as if he were terminated by the Company without “Cause” outside of the context of a change-in-control); (ii) full severance benefits will be payable to Mr. Schoenfeld if his employment is terminated within six months (rather than three months) prior to the occurrence of a change-in-control of the Company, or within 24 months (rather than twelve months) after the occurrence of such an event; (iii) the period of time during which Mr. Schoenfeld must cooperate on certain matters with the Company after the termination of his employment for any reason is reduced from two years to one year; and (iv) a material change in the location of Mr. Schoenfeld’s workplace that results in an increased commute for him will be considered to be “Good Reason” for termination of the agreement by him, which triggers the payment of his full severance benefits.
Section 162(m) Policy
The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to certain of its other most highly compensated executive officers. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.
The Compensation Committee strives to provide each executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. However, due to (i) the need to retain key executive officers, (ii) the importance of the Compensation Committee’s need to holistically evaluate the pay of such officers in relation to their performance, and (iii) the difficulty of setting long-term objective performance criteria given the current volatility of the Company’s business and the retail industry as a whole, the Compensation Committee may authorize the payment of non-deductible compensation. Additionally, because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.
Results of Most Recent Shareholder Advisory Vote on Executive Compensation
At the 2011 annual meeting of shareholders, the shareholders approved, on a non-binding basis, the compensation of our Named Executive Officers by an affirmative vote equal to 85% of the shares represented in person or by proxy at the Meeting. Additionally, we regularly communicate with our shareholders about our business and we have not received any negative feedback on the compensation of the Named Executive Officers. As a result of the foregoing, we did not make any significant changes in our compensation policies and decisions in fiscal 2013. The Company is resubmitting the compensation of our Named Executive Officers for an advisory (non-binding) vote at the Annual Meeting. See Proposal 3.
THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis Section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis Section be included in the Company’s 2013 Annual Report on Form 10-K filed with the SEC.
Compensation Committee of the Board of Directors
George R. Mrkonic (Chair)
Peter Starrett
Frances P. Philip
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2013, the Company’s Compensation Committee consisted of George R. Mrkonic, Peter Starrett, and upon her appointment to the Board in October 2013, Frances P. Philip. None of the members of the Compensation Committee was, during fiscal 2013, an executive officer or employee of the Company, is a former officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2013.

SUMMARY COMPENSATION TABLE — FISCAL 2011-2013
The following table and explanatory notes present information regarding compensation of the Named Executive Officers for services rendered during fiscal 2013, 2012, and 2011:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Gary H. Schoenfeld	2013	1,050,000	525,000(3)	—	—	—	—	7,477	1,582,477
President, CEO and Director	2012	1,050,000	1,312,500(4)	1,770,000	—	—	—	7,199	4,139,699
	2011	1,050,000	262,500	—	—	—	—	7,892	1,320,392

Michael W. Kaplan(5)	2013	437,745	98,679(3)	—	—	—	—	9,035	545,459
SVP, CFO	2012	421,919	260,623(4)	406,953	—	—	—	10,461	1,099,956
	2011	290,231	48,125	79,750	144,645	—	—	312,014	874,765

Jonathan Brewer	2013	394,657	101,298(3)	—	—	—	—	9,035	504,990
SVP, Product Development and Supply Chain	2012	382,303	222,150(4)	124,705	—	—	—	8,700	737,858
	2011	372,000	—	124,250	—	—	—	8,700	504,950

Christine Lee	2013	427,462	60,202(3)	—	—	—	—	7,362	495,026
SVP, Women’s Merchandising	2012	411,934	207,506(4)	302,711	—	—	—	8,700	930,851
	2011	374,039	—	177,500	—	—	—	8,700	560,239

Alfred Chang,	2013	327,438	39,158(3)	110,000	—	—	—	9,035	485,631
SVP, Men’s Merchandising (6)	2012	280,203	103,071(4)	130,318	—	—	—	9,181	522,773
	2011	248,846	—	53,250	—	—	—	9,035	311,131

__________

(1)
Amounts reported in these columns represent the aggregate fair value of awards vested during the respective year (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see (i) Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, and (ii) similar footnotes to the Company’s Consolidated Financial Statements for prior years when the awards were granted. The amounts reported may not reflect the actual financial benefit realized by each Named Executive Officer with respect to his or her outstanding option or stock awards. Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards.

(2)
Amounts reported represent car and phone allowances for each of the Named Executive Officers. In addition, amounts reported in fiscal 2011 for Michael Kaplan include $305,432 related to the payment of relocation expenses by the Company. Of Mr. Kaplan’s amount, approximately $85,000 was reimbursement for closing costs associated with the purchase of his new residence; $95,000 was for the reimbursement of closing costs associated with the sale of his previous residence; and $110,000 was tax assistance for the relocation expenses paid on his behalf.

(3)
Amounts reported in this column for fiscal 2013 represent the sum of (i) the Discretionary Bonus that was paid to each Named Executive Officer for fiscal 2013, plus (ii) a retention bonus that was granted to each of the Named Executive Officers in March 2013 that was paid in February 2014.

(4)
Amounts reported in this column for fiscal 2012 represent the sum of (i) the bonus that was paid to each Named Executive Officer for fiscal 2012, plus (ii) a retention bonus that was granted to each of the Named Executive Officers in March 2012 that was paid in February 2013.

(5)
Mr. Kaplan was named Senior Vice President and Chief Financial Officer in April 2011. The amount reported as “Salary” for fiscal 2011 in this table includes the base salary paid to him from April 2011 through the end of fiscal 2011 (the portion of the year he served as SVP and CFO).

(6)	Mr. Chang was promoted to Senior Vice President, Men’s Merchandising in October 2012.

Compensation of Named Executive Officers
The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2013. The primary elements of each Named Executive Officer’s total compensation for fiscal 2013 reported in the table are base salary and bonus payments. Named Executive Officers also earned the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table,” as further described in footnote (2) to the table.
The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s base salary is provided immediately following this Section. The “Grants of Plan-Based Awards In Fiscal 2013” table, and the description of the material terms of the plan-based awards granted during fiscal 2013 that follows it, provides information regarding the long-term equity incentive compensation awarded to Named Executive Officers in fiscal 2013. The “Outstanding Equity Awards at Fiscal 2013 Year-End” and “Option Exercises and Stock Awards Vested in Fiscal 2013” tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.
The “Non-Qualified Deferred Compensation — Fiscal 2013” table and related description of the material terms of our non-qualified Executive Deferred Compensation Plan provide details of the deferred compensation earnings and activity for the Named Executive Officers, and also provide a more complete picture of the potential future payments due to our Named Executive Officers. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, have been, or may become payable to our Named Executive Officers under certain circumstances.
Description of Employment Agreements, Salary and Bonus Amounts
We are currently party to an employment agreement with Mr. Schoenfeld and non-binding offer letters with Messrs. Kaplan, Brewer and Chang and Ms. Lee. The terms outlined in these documents, including the salary and bonus terms thereof, are briefly described below. Provisions of these documents relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement, including the Section entitled “Potential Payments upon Termination or Change in Control.”
Gary H. Schoenfeld.    In connection with his appointment as President and Chief Executive Officer, Mr. Schoenfeld and the Company entered into an employment agreement on June 16, 2009. The employment agreement provides for an initial three-year term ending June 16, 2012 which, as described above, has been extended to June 16, 2015. Mr. Schoenfeld’s employment agreement will be automatically extended for additional successive one-year periods unless either party to the agreement advises the other of its intent not to renew such agreement not less than 60 days prior to the expiration date. As described above under the caption “Compensation Discussion and Analysis — Employment Agreement with Mr. Schoenfeld,” Mr. Schoenfeld’s employment agreement was amended and restated in March 2012.
Under his employment agreement, Mr. Schoenfeld currently receives a base salary at an annual rate of $1,050,000 and an annual incentive bonus opportunity based on the achievement of pre-set financial targets and the achievement of performance criteria to be established by the Compensation Committee. Mr. Schoenfeld’s target incentive bonus is 100% of his base salary with a maximum incentive bonus of 200% of his base salary. As discussed above under “Current Executive Compensation Program Elements — Annual Bonuses,” Mr. Schoenfeld was awarded a Discretionary Bonus of $105,000 for fiscal 2013. Mr. Schoenfeld is also entitled to participate in the Company’s benefit plans on terms consistent with those applicable to the Company’s other executives or employees generally, except that Mr. Schoenfeld will not participate in any severance arrangements other than those provided in his employment agreement.
Michael W. Kaplan.    Mr. Kaplan was appointed Senior Vice President and Chief Financial Officer in April 2011. Mr. Kaplan currently receives a base salary of $437,745, subject to annual review by the Compensation Committee. For fiscal 2013, Mr. Kaplan’s target incentive bonus was 50% of his base salary with a maximum incentive bonus of 100% of his base salary. As discussed above under “Current Executive Compensation Program Elements — Annual Bonuses,” Mr. Kaplan was awarded a Discretionary Bonus of $13,680 for fiscal 2013. Mr. Kaplan is also entitled to participate in the Company’s usual benefit programs for executives.
Christine Lee.    Ms. Lee, the Company’s Senior Vice President, Women’s Merchandising, currently receives an annual salary of $440,286 (which was increased from $427,462 in March 2014), subject to annual review by the Compensation Committee. For fiscal 2013, Ms. Lee was eligible to receive an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). As discussed under “Current Executive Compensation Program Elements- Annual Bonuses” Ms. Lee was awarded a Discretionary Bonus of $18,701 for fiscal 2013. Ms. Lee is also eligible to participate in the Company’s usual benefit programs for executives.
Jonathan Brewer.    Mr. Brewer, the Company’s Senior Vice President, Product Development and Supply Chain, currently receives an annual salary of $406,497 (which was increased from $394,657 in March 2014). For fiscal 2013, Mr. Brewer was eligible to receive an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). As discussed above under “Current Executive Compensation Program Elements — Annual Bonuses,” Mr. Brewer was awarded a Discretionary Bonus of $24,666 for fiscal 2013. Mr. Brewer is also eligible to participate in the Company’s usual benefit programs for executives.
Alfred Chang.    Mr. Chang, the Company’s Senior Vice President, Men’s Merchandising, currently receives an annual salary of $400,000 (which was increased from $327,438 in March 2014). For fiscal 2013, Mr. Chang was eligible to receive an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). As discussed above under “Current Executive Compensation Program Elements — Annual Bonuses,” Mr. Chang was awarded a Discretionary Bonus of $14,325 for fiscal 2013. Mr. Chang is also eligible to participate in the Company’s usual benefit programs for executives.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013
The following table presents information regarding the plan-based incentive awards granted to Named Executive Officers during fiscal 2013 under the Company’s 2005 Performance Incentive Plan. The material terms of each grant are described below under “Description of Plan-Based Awards.”

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Alfred Chang
Non-vested stock awards	3/21/13	50,000	2.20	110,000

__________

(1)
The fair value amounts presented in the table for non-vested stock and non-qualified stock options reflect the grant-date fair value of these awards determined by applying the assumptions referenced in footnote (1) to the Summary Compensation Table, and may not reflect the actual financial benefit that Named Executive Officers will realize from the awards.

Description of Plan-Based Awards
Each of the awards reported in the “Grants of Plan-Based Awards In Fiscal 2013” table was granted under, and is subject to the terms of, the 2005 Performance Incentive Plan. The plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value. Under the terms of the 2005 Performance Incentive Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will become fully vested and, in the case of options and SARs, exercisable, unless otherwise provided by the Board in circumstances where the Board has made a provision for the assumption or other continuation of the awards. Any options and SARs that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.
Non-vested Stock
Generally, each award of non-vested stock to the Company’s Named Executive Officers reported in the “All Other Stock Awards” column of the table above is subject to a four-year vesting schedule. Prior to the time they become vested, shares of non-vested stock generally may not be transferred, sold or otherwise disposed of. Upon the termination of a Named Executive Officer’s employment, any then-unvested shares of non-vested stock will be forfeited to the Company. The Named Executive Officers are not entitled to any payment with respect to non-vested stock that is forfeited to the Company. The Named Executive Officers are entitled to cash dividends on shares of non-vested stock at the same rate that the Company pays dividends on all of its common stock. However, no dividends will be paid on shares of non-vested stock that are forfeited to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END
The following table presents information regarding the outstanding option and stock awards held by each Named Executive Officer as of the end of fiscal 2013 (February 1, 2014), including footnote disclosure of the vesting dates for the portions of these awards that had not vested as of that date:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Gary H. Schoenfeld	1,000,000	—	3.84	8/26/16	—	—
	500,000	—	3.98	1/18/17	—	—
	—	—	—	—	375,000(4)	1,080,000
	—	—	—	—	500,000(5)	1,440,000

Michael W. Kaplan	37,500	37,500(6)	3.19	5/31/18	—	—
	—	—	—	—	12,500(6)	36,000
	—	—	—	—	116,187(4)	334,619
	—	—	—	—	75,000(5)	216,000

Christine Lee	56,250	18,750(7)	5.09	3/23/17	—	—
	—	—	—	—	6,250(8)	18,000
	—	—	—	—	25,000(7)	72,000
	—	—	—	—	90,697(4)	261,207
	—	—	—	—	50,000(5)	144,000

Jonathan Brewer	17,500	—	20.86	4/2/14	—	—
	20,000	—	13.19	3/25/15	—	—
	51,000	—	1.64	4/16/16	—	—
	15,225	5,075(8)	5.09	3/23/17	—	—
	15,000	5,000(9)	3.68	6/3/17	—	—
	—	—	—	—	2,950(8)	8,496
	—	—	—	—	2,500(9)	7,200
	—	—	—	—	17,500(7)	50,400
	—	—	—	—	52,841(4)	152,182

Alfred Chang	6,500	—	1.64	4/16/16	—	—
	10,350	3,450(8)	5.09	3/23/17	—	—
	—	—	—	—	2,025(8)	5,832
	—	—	—	—	7,500(7)	21,600
	—	—	—	—	23,863(4)	68,725
	—	—	—	—	37,500(10)	108,000
	—	—	—	—	50,000(11)	144,000

__________

(1)
The expiration dates shown in the table are the normal expiration dates, and the latest dates that the stock options/SARs (which, as indicated, are collectively referred to as “option awards”) may be exercised. The option awards may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer’s termination of employment or a change in control or similar transaction with respect to the Company. For each Named Executive Officer, the unexercisable option awards are also unvested and will generally terminate if the Named Executive Officer’s employment terminates.

(2)
The stock awards in the table represent non-vested restricted stock awards payable in shares of our common stock on a one-for-one basis upon vesting. The stock awards held by our Named Executive Officers are subject to accelerated vesting in connection with a change in control of the Company as described in more detail above under “Grants of Plan-Based Awards In Fiscal 2013”

and below under “Potential Payments Upon Termination or Change in Control.” In addition, unvested stock awards will be forfeited if a Named Executive Officer’s employment terminates (for any reason).

(3)
The market value of stock awards reported in the table are computed by multiplying the number of shares of stock reported above by the closing market price of our common stock of $2.88 on the last trading day of fiscal 2013.

(4)	The unvested portion of this award is scheduled to vest in three equal installments on March 20 of each of 2014, 2015, and 2016.

(5)	The unvested portion of this performance stock award only vests upon the achievement of certain performance targets.

(6)	The unvested portion of this award is scheduled to vest in two equal installments on May 31 of each of 2014 and 2015.

(7)	The unvested portion of this award is scheduled to vest in two equal installments on March 22 of each of 2014 and 2015.

(8)	The unvested portion of this award is scheduled to vest on March 23, 2014.

(9)	The unvested portion of this award is scheduled to vest on June 3, 2014.

(10)	The unvested portion of this award is scheduled to vest in three equal installments on November 15 of each of 2014, 2015, and 2016.

(11)	The unvested portion of this award is scheduled to vest in four equal installments on March 21 of each of 2014, 2015, 2016, and 2017.
OPTION EXERCISES AND STOCK AWARDS VESTED IN FISCAL 2013
The following table presents information regarding the exercise of stock options and the vesting of stock awards by Named Executive Officers during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gary H. Schoenfeld	—	—	125,000	305,000
Michael W. Kaplan	—	—	44,980	115,064
Jonathan Brewer	—	—	32,814	77,982
Christine Lee	—	—	49,006	112,700
Alfred Chang	—	—	27,292	69,002

___________

(1)	Amounts represent the market value of the shares of common stock underlying the “in-the-money” options at the exercise date minus the aggregate exercise price of such options.

(2)	Amounts represent the market value of a share of our common stock on the vesting date.
PENSION BENEFITS — FISCAL 2013
The following table presents information regarding the present value of accumulated retirement benefits that are payable to Sally Frame Kasaks, our former Chief Executive Officer, as a result of the Company’s settlement of a dispute we had with Ann Taylor Stores, Inc. regarding the supplemental retirement benefit Ms. Kasaks was entitled to receive from Ann Taylor. The Company does not sponsor or maintain any other qualified or nonqualified defined-benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Sally Frame Kasaks	Supplemental Retirement Benefit	Not Applicable	$1,652,854	—

__________

(1)
The calculation of the present value of accumulated benefits shown above includes a partial monthly supplemental retirement benefit payment of $10,280 in March 2013 and then full monthly payments of $12,477 which started in April 2013 and will continue thereafter through November 2028 (estimated remaining life expectancy). The present value discount rate is obtained from the Federal Reserve Statistical Release using the treasury constant maturity for the bond closest to Ms. Kasaks’ estimated remaining life expectancy (3.29% at February 1, 2014). The calculation of the present value of accumulated benefits has been reduced by the offset from Ms. Kasaks’ annual primary social security benefits. Ms. Kasaks’ monthly supplemental retirement payments will be accelerated and paid in an actuarially equivalent lump sum upon the occurrence of a change in control of the Company. In connection with her resignation as our Chief Executive Officer in June 2009, the Company agreed to continue to be obligated to make the payments described in this Section.

NON-QUALIFIED DEFERRED COMPENSATION — FISCAL 2013
Mr. Schoenfeld, Mr. Kaplan, Ms. Lee, Mr. Brewer and Mr. Chang did not have any account balances under the Executive Deferred Compensation Plan at any time during fiscal 2013.

Non-Qualified Deferred Compensation Plans
The Company permits the Named Executive Officers and other key employees to elect to receive a portion of their compensation reported in the “Summary Compensation Table” on a deferred basis under the Company’s Executive Deferred Compensation Plan. Certain material terms of the Executive Deferred Compensation Plan are discussed below. The Executive Deferred Compensation Plan was amended effective as of December 31, 2008, in order to comply with the IRS’s deferred compensation rules under Section 409A of the Internal Revenue Code. As part of the Section 409A amendments, the Executive Deferred Compensation Plan was separated into two different plan documents. The grandfathered plan document applies to deferrals that were earned and vested prior to January 1, 2005, while the 2008 plan document applies to deferrals that were earned or determined on or after January 1, 2005.
Under the plan, each Named Executive Officer may currently elect to defer up to 50% of his or her base salary and/or up to 100% of any bonuses he or she may earn. Prior to 2009, the Company made matching contributions to participants’ accounts under the plan. Effective for all plan years commencing on or after January 1, 2009, the Compensation Committee has suspended credit or payment of any Company contributions to the plan.
Named Executive Officers are always 100% vested in their salary deferrals under the plan. Matching contributions for a particular plan year become vested at a rate of 25% for each year of vesting service completed by the Named Executive Officer. For a particular matching contribution, a year of vesting service begins on January 1 of the year for which the contribution was made and ends on December 31 of the same year.
Upon a termination of a Named Executive Officer’s employment (other than due to death or total disability or following early or normal retirement age), then-unvested Company contributions are forfeited back to the Company. Named Executive Officers become fully vested in their plan balances upon a change in control of the Company or upon a termination of employment due to death or total disability or following attainment of early or normal retirement age.
A Named Executive Officer’s deferrals under the plan (including earnings and matching contributions) are credited with investment gains and losses until the amounts are paid out. Investment gains and losses are credited to a Named Executive Officer’s account on the last day of each month by multiplying the balance credited to each investment option selected by the Named Executive Officer as of the first day of the month (for this purpose, amounts credited to the plan and change in investment options during the month will be deemed to have occurred on the first day of the month) by the investment return on that option for the particular month. For purposes of determining investment gains and losses, deferrals under the plan are deemed invested in the investment options selected by the Named Executive Officer; the Company need not actually invest deferrals under the plan in the applicable investment options. Participants may change their investment options effective as of the end of any calendar month (or more frequently if approved by the Company), provided that the change is submitted by the applicable deadline. If a participant does not elect an investment option, the default investment option is a money market fund (or such other fund selected by the plan administrator as the default fund).
Amounts deferred under the 2008 plan document may generally be deferred until the first to occur of a specified date, retirement or other termination of employment or a change in control of the Company. Amounts deferred until termination of employment will generally be paid as a lump sum. However, if a Named Executive Officer terminates employment prior to his or her early retirement age (age 50 with 10 years of service), the Named Executive Officer may elect to receive a distribution in three substantially equal annual installments. If a Named Executive Officer terminates employment after his or her early retirement age, the Named Executive Officer may elect to receive a distribution in substantially equal annual installments over two to 15 years. The payment of any unpaid installments will be accelerated upon the occurrence of an intervening change in control of the Company within the meaning of Section 409A of the

Code. Amounts deferred under the grandfathered plan document may generally be withdrawn at any time upon the election of a Named Executive Officer, subject to a 10% early withdrawal penalty. Emergency hardship withdrawals may also be permitted under the plan in the discretion of the Company.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following Section describes the benefits that may become payable to the Named Executive Officers in connection with certain terminations of their employment with the Company and/or a change in control of the Company. Please see the “Current Executive Compensation Program Elements — Severance and Other Benefits Upon Termination of Employment” Section of the Compensation Discussion and Analysis above for a discussion of how the payments and benefits presented below were determined.
In addition to the termination benefits described below, outstanding equity-based awards may also be subject to accelerated vesting in connection with certain changes in control of the Company under the terms of our equity incentive plans. For purposes of the table that follows, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full “spread” value for option awards and the full price per share of common stock for stock awards).
In calculating the amount of any potential payments to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on February 1, 2014, and that the price per share of our common stock is equal to the closing price on January 31, 2014 (which was the last trading day in fiscal 2013).
In addition to the benefits described below, upon the retirement or other termination of employment of a Named Executive Officer, the officer may receive a payout of his or her nonqualified deferred compensation balance under the Company’s Executive Deferred Compensation Plan (unless the officer has elected to receive account balance in installments). See “Non-Qualified Deferred Compensation Plans” for a description of such payouts. In addition, as a result of the Company’s settlement of its dispute with Ann Taylor Stores, Inc. regarding the supplemental retirement benefit Ms. Kasaks was entitled to receive from Ann Taylor, Ms. Kasaks is entitled to receive a supplemental retirement benefit from the Company, the payment of which may be accelerated in connection with certain changes in control of the Company. Please see the “Pension Benefits — Fiscal 2013” table above and related narrative discussion for a description of Ms. Kasaks’ supplemental retirement benefit from the Company.
Alternatively, under the Executive Severance Plan if a participant’s employment is terminated by the Company or a subsidiary without “cause” (and other than due to his or her death or disability) or by the participant for “good reason” and such termination occurs at any time during the period commencing three months before, and ending twelve months after, a “change in control” (as defined in the Executive Severance Plan) of the Company, the participant will generally be entitled to receive the following benefits: (i) a cash lump sum payment equal to the participant’s “change in control severance multiplier” multiplied by the sum of the participant’s highest rate of base salary in the year prior to his or her termination plus the participant’s target bonus for the year in which the termination occurs (or, if the participant does not have a target bonus opportunity, the average annual bonus paid to the participant in the past three full fiscal years), plus (ii) a cash lump sum payment equal to the expected aggregate cost of the premiums that would be charged to continue medical coverage pursuant to COBRA for a period of months equal to twelve times the participant’s “COBRA multiplier,” plus (iii) reimbursement for outplacement services obtained within a twelve month period following the participant’s termination, up to a maximum of $10,000 ($20,000 in the case of the Chief Executive Officer), if he or she is a participant in the plan.
In order to receive the severance benefits under the Executive Severance Plan described above, the participant must agree to release the Company from all claims arising out of his or her employment relationship. Participants are also subject to confidentiality, non-solicitation and non-competition restrictive covenants as a participant in the Executive Severance Plan. For all Named Executive Officers who are participants under the Executive Severance Plan, the “severance multiplier,” “change in control severance multiplier” and “COBRA multiplier” are 0.75, 1.5 and 0.75, respectively.
Gary H. Schoenfeld Employment Agreement.    As described above, Mr. Schoenfeld and the Company are parties to an employment agreement that was entered into on June 16, 2009, and amended and restated in March 2012, which provides for certain benefits in connection with a termination of employment with the Company. These benefits are described below.
Under the terms of Mr. Schoenfeld’s amended and restated employment agreement, if his employment with the Company expires or is terminated by the Company without “cause,” or if the agreement is not renewed by the Company, or if Mr. Schoenfeld terminates his employment for “good reason” (as such terms are defined in the agreement), he will be entitled to the following severance benefits: (1) cash payment in installments of an amount equal to 12 months of his base salary plus one additional month (up to a maximum of 12 additional months) of base salary for each whole year of his service with the Company; (2) a lump sum cash payment equal to the expected cost of COBRA premiums to continue medical coverage for himself and his eligible dependents for 12 months following his termination; and (3) payment of his costs for outplacement services for 12 months following his termination up to a maximum of $20,000. In the event Mr. Schoenfeld’s employment with the Company is terminated by the Company without cause or by Mr. Schoenfeld for good reason within six months before or 24 months after certain changes in control of the Company, Mr. Schoenfeld will be entitled to receive, in lieu of the cash severance benefit described above, a lump sum cash payment equal to two times the sum of his annual rate of base salary plus his target annual bonus for the fiscal year in which the termination occurs (or, if there is no such target bonus in effect, his average annual bonus paid by the Company for the last three full fiscal years). He would also be entitled to receive payment for his COBRA premiums and outplacement benefits as described above. Mr. Schoenfeld’s right to receive the severance benefits described above is subject to his execution of a release of claims in favor of the Company upon the termination of his employment, as well as his compliance with certain protective covenants in the employment agreement, including confidentiality, non-solicitation and, while employed with the Company, non-competition covenants. Mr. Schoenfeld’s severance benefits are also subject to offset for any compensation Mr. Schoenfeld may receive if he obtains a new position during the severance pay period. Mr. Schoenfeld is not entitled to any tax gross-up payments from the Company. Instead, should any benefits payable to Mr. Schoenfeld in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the Code, Mr. Schoenfeld will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in his receiving the greater benefit on an after-tax basis.
Estimated Severance and Change in Control Benefits
The following chart presents the Company’s estimate of the amount of benefits the current Named Executive Officers would have been entitled to had their employment terminated or a change in control occurred on February 1, 2014, under the scenarios set forth below:

Name	Triggering Event	Cash Severance ($)	Medical Benefit ($)	Equity Acceleration ($)	Other ($)(1)	Total ($)
Gary H. Schoenfeld	Resign without Good Reason	—	—	—	—	—
	Termination without Cause or Resign for Good Reason or non-renewal of agreement by the Company	1,458,973	13,698	—	20,000	1,492,671
	Change of Control (no termination)	—	—	2,520,000	—	2,520,000
	Change of Control and Termination without Cause or Resign for Good Reason	3,558,973	13,698	2,520,000	20,000	6,112,671
Michael W. Kaplan	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	403,716	9,668	—	10,000	423,384
	Change of Control (no termination)	—	—	586,619	—	586,619
	Change of Control and Termination without Cause or for Good Reason	875,492	9,668	586,619	10,000	1,481,779
Jonathan Brewer	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	488,388	10,274	—	10,000	508,662
	Change of Control (no termination)	—	—	281,518	—	281,518
	Change of Control and Termination without Cause or for Good Reason	789,314	10,274	281,518	10,000	1,091,106
Christine Lee	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	429,805	10,274	—	10,000	450,079
	Change of Control (no termination)	—	—	495,409	—	495,409
	Change of Control and Termination without Cause or for Good Reason	854,925	10,274	495,409	10,000	1,370,608
Alfred Chang	Resign with or without Good Reason	—	—	—	—	—
	Termination without Cause	406,325	10,274	—	10,000	426,599
	Change of Control (no termination)	—	—	356,217	—	356,217
	Change of Control and Termination without Cause or for Good Reason	654,875	10,274	356,217	10,000	1,031,366

__________

(1)	Represents the maximum outplacement amount under the Executive Severance Plan.

EQUITY COMPENSATION PLAN INFORMATION
The Company currently maintains three equity compensation plans: the 2005 Performance Incentive Plan (the “2005 Plan”), the 1999 Stock Award Plan (the “1999 Plan”), and the Employee Stock Purchase Plan (the “ESPP”). These plans have each been approved by the Company’s shareholders.
The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options and other rights, and the number of shares remaining available for future award grants as of February 1, 2014:

Plan category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by shareholders	2,859,379(1)	$5.11(2)	2,684,635(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	2,859,379	$5.11	2,684,635

___________

(1)
This number includes shares of common stock to be issued upon exercise of outstanding options and SARs along with performance-based restricted stock awards which only vest upon the achievement of certain financial targets. This number does not take into account the likelihood of those financial targets to be achieved but reflects the maximum number of shares to be awarded under best-case targets.

(2)
This number reflects the weighted-average exercise price of outstanding options and SARs and has been calculated exclusive of restricted stock units and other rights payable in an equivalent number of shares of Company common stock.

(3)
Of the aggregate number of shares that remained available for future issuance, 2,596,620 were available under the 2005 Performance Incentive Plan and 88,015 were available under the ESPP. Shares authorized for issuance under the 2005 Plan generally may, subject to certain limitations set forth in that plan, be used for any type of award authorized under that plan including, but not limited to, stock options, SARs, restricted stock units, and non-vested stock and stock bonuses. No new awards may be granted under the 1999 Plan.

COMPENSATION-RELATED RISK ASSESSMENT
The Compensation Committee conducted an assessment of the risks related to our compensation policies and practices in March 2014. The assessment was based on an analysis prepared by management and reviewed by the Committee’s compensation consultant, Exequity. After conducting this assessment, the Compensation Committee believes that our compensation policies and practices promote behaviors that are aligned with the long-term interests of the Company and shareholders, and that any risks arising from compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The Committee reached this conclusion based on a number of factors including: (i) the Company’s compensation programs are broad-based and do not have separate compensation practices for individual business units; (ii) the annual Bonus Plan adopted by the Board is significantly weighted towards the achievement of a Company-wide financial target; (iii) the Company’s equity grants are generally calculated as a percentage of each participant’s salary and either vest over multi-year periods or upon the achievement of performance targets, and are determined based on a rating of the participant’s performance; and (iv) all of the Company’s incentive plans are capped.

CORPORATE GOVERNANCE
The Board and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. The Board, including the Nominating and Governance Committee, and management review the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Dodd/Frank Wall Street Reform and Consumer Protection Act, the rules of the SEC, and the listing standards of NASDAQ. The Company maintains numerous good governance practices and policies, including:

•	the Chairman of the Board and Chief Executive Officer offices are two separate offices;

•	a majority of the members of the Company’s Board are independent;

•	the Charter for each Committee of the Board is reviewed and, if warranted, amended on at least an annual basis;

•	all members of the Audit, Compensation, and Nominating and Governance Committees meet the appropriate tests for independence;

•
the Company has a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Conduct”) that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller or other persons performing similar functions, in addition to other ethics codes that apply to all officers and employees and to the Company’s directors;

•	the Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections; and

•	the Company’s governance and other policies prohibit certain transactions involving our stock by employees including hedging, short sales, options, and pledging of our stock.
The Code of Conduct is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Code of Conduct is available on the Company’s website at www.pacsun.com by clicking on “Investor Relations” at the bottom of the page and then on “Senior Financial Officer Code of Conduct” under the “Corporate Governance” heading. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver, including any implicit waiver, from a provision of the Code of Conduct to its Chief Executive Officer, Chief Financial Officer, Controller or other persons performing similar functions, it will disclose the nature of such amendment or waiver on its website.
CERTAIN TRANSACTIONS
On December 7, 2011, the Company entered into a $60.0 million term loan credit agreement with an affiliate of Golden Gate Private Equity, Inc. (“GGC”) (the “Term Loan Agreement”), and a Stock Purchase and Investors Rights Agreement for the purchase of 1,000 shares of the Company’s Convertible Series B Preferred Stock, par value $0.01 (the “Stock Purchase Agreement”). The loan under the Term Loan Agreement (the “Term Loan”) was advanced to the Company on the closing date of the Term Loan Agreement.
The Term Loan bears interest initially at an interest rate equal to 5.5% per annum in cash, due and payable quarterly in arrears, and 7.5% per annum, due and payable in kind (“PIK”) annually in arrears, with adjustments to the cash and PIK portions of the interest rate in accordance with the Term Loan Agreement following principal repayments. The Term Loan is scheduled to mature on December 7, 2016.
The Term Loan Agreement is guaranteed by each of the Company’s subsidiaries and will be guaranteed by any future subsidiaries of the Company. The Term Loan Agreement is secured by liens and security interests with (a) a first priority security interest in all long term assets of the Company and Pacific Sunwear Stores Corp. and all other assets not constituting priority collateral under the New Revolving Credit Facility, (b) a first priority pledge of the equity interests of Miraloma Borrower Corporation, and (c) a second priority security interest in all assets of the Company and Pacific Sunwear Stores Corp. constituting Revolving Credit Priority Collateral. The Term Loan Agreement also contains covenants substantially identical to those in the Company’s revolving credit facility with Wells Fargo Bank, N.A.
Upon the occurrence of an event of default under the Term Loan Agreement, the lenders may declare the unpaid principal and interest amount of all outstanding loans to be immediately due and payable. The Term Loan Agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy certain covenants contained therein.
The proceeds of the Term Loan Agreement were used for debt repayment, capital expenditures, to finance the acquisition of working capital assets, and for other general corporate purposes.
Concurrently with and as a condition to entering into the Term Loan Agreement, the Company also entered into the Stock Purchase Agreement with an affiliate of GGC (the “Series B Holder”). Pursuant to the Stock Purchase Agreement, the Company issued 1,000 shares of Convertible Series B Preferred Stock of the Company, par value $0.01 (the “Series B Preferred”) to the Series B Holder, an accredited investor, at an aggregate offering price of $100,000. Each share of Series B Preferred is convertible at any time on or prior to December 7, 2021 into common stock (“Common Shares”) of the Company at an initial conversion rate of 13,473.537. The common stock underlying the Series B Preferred represented 19.99% of the Company’s outstanding common stock as of December 7, 2011, and 16.67% on a fully-diluted basis. The shares of Series B Preferred are convertible into shares of the Company’s common stock at an initial exercise price of $1.75 per share of underlying common stock converted into. The shares of Series B Preferred have voting rights and other rights upon liquidation. The Series B Holder and certain permitted transferees of the Series B Holder are entitled to customary registration rights with respect to the common stock underlying the Series B Preferred. The issuance and sale of the Series B Preferred did not involve a public offering and did not include any form of general solicitation or general advertising.
Joshua Olshansky and T. Neale Attenborough, current members of the Board, are employed by GGC as a Managing Director and Operating Partner, respectively. They were originally appointed to the Board in connection with the consummation of the above transactions.
RELATED PARTY TRANSACTIONS POLICY
The Board has adopted a written Related Party Transactions Policy (the “Policy”). The purpose of the Policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, and (ii) a related person has or will have a direct or indirect material interest. For purposes of the Policy, a related person is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of the Company’s common stock, (c) any immediate family member of any of the foregoing persons, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial ownership interest.
Pursuant to the Policy, as amended in March 2013, and reviewed by the Audit Committee in March 2014, the General Counsel will create a master list of related persons and distribute to persons responsible for purchasing goods or services for the Company to identify any related party transaction. Once a related party transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee is to consider all relevant facts and circumstances of the related party transaction available to the Audit Committee. The Audit Committee may approve only those related party transactions that are just and reasonable to the Company, as the Audit Committee determines in good faith. No member of the Audit Committee will participate in any consideration of a related party transaction with respect to which that member or any of his or her immediate family is a related person.
The transactions described above under the caption “Certain Transactions” were not approved by the Audit Committee pursuant to the Policy because such transactions were approved by the full Board.
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
Shareholders may communicate with the Board as a whole or with specified individual directors of the Board, c/o Craig E. Gosselin, Secretary, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806. All mail received will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and obviously frivolous or inappropriate communications will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate executive. Any items not forwarded pursuant to this policy will be made available to any director who requests them. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to the “Board” will be forwarded or delivered to the Chairman of the Board. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll-free call in the United States to our Corporate Governance Hotline at (800) 850-9537. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.
OTHER MATTERS
Management does not know of any other matters to be presented at the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, a shareholder’s validly submitted proxy gives discretionary authority to the “proxies” named in the proxy card to vote on those matters according to their best judgment.
It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or to submit their proxy electronically by telephone or over the Internet.
The forms of proxy and this Proxy Statement have been approved by the Board and are being mailed and delivered to shareholders by its authority.
The Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as filed with the SEC, is available free of charge on the Company’s website at www.pacsun.com and, upon request, a copy of the Report and any exhibits thereto will be furnished by the Company to any shareholder free of charge. Any shareholder desiring a copy should write to the Company at the address set forth on the cover page of this Proxy Statement, attention: Craig E. Gosselin, Senior Vice President, General Counsel and Human Resources, and Secretary.

BY ORDER OF THE BOARD OF DIRECTORS,

Craig E. Gosselin
Senior Vice President, General Counsel and Human Resources, and Secretary
Anaheim, California
April 24, 2014

PACIFIC SUNWEAR OF CALIFORNIA, INC.
ATTN: CRAIG GOSSELIN
350 E. MIRALOMA AVENUE
ANAHEIM, CA 92806

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73582-P50893 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PACIFIC SUNWEAR OF CALIFORNIA, INC.

The Board of Directors recommends you vote FOR the following Director Nominees and FOR proposals 2, 3 and 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Gary H. Schoenfeld	☐	☐	☐
1b. Frances P. Philip	☐	☐	☐

NOTE: In their discretion, the persons named as proxies are authorized to vote upon any other matters as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at http://www.edocumentview.com/PSUN .

M73583-P50893

PACIFIC SUNWEAR OF CALIFORNIA, INC.
Annual Meeting of Shareholders June 5, 2014 9:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The undersigned, shareholder(s) of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation ("the Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended February 1, 2014; and, revoking any proxy previously given, hereby constitutes and appoints Craig E. Gosselin and Michael W. Kaplan, and each of them, his true and lawful agents and proxies with the full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company be held at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401 on Thursday, June 5, 2014, at 9:00 AM, Pacific Time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES WILL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

PACIFIC SUNWEAR OF CALIFORNIA, INC.
ATTN: CRAIG GOSSELIN
350 E. MIRALOMA AVENUE
ANAHEIM, CA 92806

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73584-P50893 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PACIFIC SUNWEAR OF CALIFORNIA, INC.

Series B Preferred Stockholders

The Board of Directors recommends you vote FOR the following Director Nominee:

1. Election of Director

Nominee:

	For	Against	Abstain
1a. Joshua Olshansky	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: In their discretion, the persons named as proxies are authorized to vote upon any other matters as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M73585-P50893

PACIFIC SUNWEAR OF CALIFORNIA, INC.
Annual Meeting of Shareholders June 5, 2014 9:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The undersigned, shareholder(s) of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation ("the Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended February 1, 2014; and, revoking any proxy previously given, hereby constitutes and appoints Craig E. Gosselin and Michael W. Kaplan, and each of them, his true and lawful agents and proxies with the full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company be held at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401 on Thursday, June 5, 2014, at 9:00 AM, Pacific Time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, and "FOR" PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES WILL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side